Exhibit 99.1

News Release

Contact:
Investors	Media
Steve Shriner	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

July 22, 2008

SunTrust Reports Second Quarter Earnings of $1.53 Per Share

Company Announces Completion of Transactions Regarding its Holdings in Common Stock of The

Coca-Cola Company Resulting in an Increase in Regulatory Capital

ATLANTA — SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders of $535.3 million for the second quarter of 2008, or $1.53 per average common diluted share, compared to $673.9 million, or $1.89 per average common diluted share, in the second quarter of 2007. The results for the second quarter of 2008 included a number of gains and losses that were unrelated to the Company’s core performance, the largest of which was the sale of 10 million shares of The Coca-Cola Company (“Coke”) common stock. The aggregate net earnings impact of these items was an increase of $0.75 per average diluted common share. The second quarter of 2007 results included a gain on the sale of 4.5 million shares of Coke common stock, the net impact of which was $0.41 per average common diluted share.

The Company recently completed three separate transactions to optimize its long-term holdings of Coke common stock. Collectively, these transactions are estimated to have increased Tier 1 capital by 68 basis points. Further, one of the transactions involved a charitable contribution that will allow the legacy of The Coca-Cola Company and SunTrust relationship to benefit communities for years to come.

“Our capital position solidified during the quarter as a result of the Coke stock-related transactions which make SunTrust even better prepared to address the challenges of the current environment, as well as strengthen our position for the long-term,” said James M. Wells III, Chairman, President and Chief Executive Officer. “Against a backdrop of economic weakness, deteriorating market conditions, and industry-wide volatility, our second quarter results reflect the Company’s intense focus on managing our core business, balance sheet, and credit risk through this difficult cycle.”

During the quarter, the Company grew loans and deposits, expanded net interest margin, and improved certain fee income categories. Further, tightly managed growth of core operating expenses reflected the continuing success of SunTrust’s ongoing program to improve efficiency and productivity, although expenses continue to be pressured by credit-related costs. Additionally, the Company successfully reduced its risk profile during the second quarter by shedding an additional 50% of its higher-risk trading securities acquired from certain affiliated companies during the fourth quarter of 2007, bringing its exposure to these securities to less than $800 million.

Mr. Wells noted that the high costs of credit continued to take a toll on earnings, though at a slower pace than the prior quarter. Given the strengthened capital position, core earnings performance, and recent credit trends, Mr. Wells reiterated that the Company does not have any current plans to modify the dividend or issue additional shares of common stock.

Coke Common Stock Transactions

During the second and third quarters of 2008, the Company completed three transactions to optimize the regulatory capital contribution of its long-term holdings of Coke common stock:

•	In June, the Company sold 10 million shares of Coke stock, which strengthened its estimated Tier 1 capital position by 20 basis points.

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The Company received Federal Reserve approval, and in July completed a Tier 1 transaction involving 30 million shares of Coke stock generating 44 basis points in proforma June 30, 2008 additional Tier 1 capital.

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Lastly, in July the Company contributed 3.6 million shares of Coke common stock to its charitable foundation which will reduce ongoing charitable contribution expense and increase Tier 1 capital by 4 basis points.

As a result of the Coke stock transactions completed in July, the Company’s estimated Tier 1 capital position of 7.47% as of June 30, 2008 would have increased to an estimated 7.95% at June 30, 2008 on a proforma basis.

“It is timely to reiterate that the impetus for the transactions announced today was exclusively related to SunTrust’s own capital optimization goals,” noted Mr. Wells. “We retain the highest degree of institutional respect for The Coca–Cola Company as one of the world’s leading companies with whom SunTrust has enjoyed a long, positive, and productive relationship. We are particularly pleased that one legacy of our Coke stock holdings is support for our future charitable giving and community commitment.”

Credit

The Company’s net charge-offs and certain other key credit metrics continued to deteriorate in the second quarter, though at a slower place than the prior quarter. Overall, credit metrics remain elevated, principally as a result of loans secured by real estate. Net charge-offs increased 8.6% from the first quarter, which equated to an annualized 104 basis points of average loans. Provision expense declined from the first quarter of 2008, as the slowing pace of credit deterioration necessitated a smaller increase in the reserve. Total provision expense was $448.0 million, as compared to $560.0 million in the first quarter of 2008 and $104.7 million in the second quarter of 2007. The allowance for loan losses increased to $1,829.4 million, or 1.46% of total loans outstanding, which is up 41 basis points from the end of 2007 and 21 basis points from the first quarter of 2008.

Second Quarter 2008 Consolidated Highlights

	2nd Quarter 2008	2nd Quarter 2007	% Change
Income Statement
(Dollars in millions, except per share data)
Net income available to common shareholders	$535.3	$673.9	(20.6)%
Net income per average common diluted share	1.53	1.89	(19.0)%
Revenue – fully taxable-equivalent	2,598.0	2,374.6	9.4%
Net interest income – fully taxable equivalent	1,185.0	1,220.0	(2.9)%
Provision for loan losses	448.0	104.7	328.0%
Noninterest income	1,413.0	1,154.6	22.4%
Noninterest expense	1,378.5	1,251.2	10.2%
Net interest margin	3.13%	3.10%
Efficiency ratio	53.06%	52.69%

Balance Sheet
(Dollars in billions)
Average loans	$125.2	$118.2	5.9%
Average consumer and commercial deposits	101.7	97.9	3.9%

Capital
Tier 1 capital ratio (1)	7.47%	7.49%
Total average shareholders’ equity to total average assets	10.31%	9.96%
Tangible equity to tangible assets	6.23%	5.85%

Asset Quality
Net charge-offs to average loans (annualized)	1.04%	0.30%
Nonperforming loans to total loans	2.22%	0.64%

(1)	Current period Tier 1 capital ratio is estimated as of the earnings release date.

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Net income available to common shareholders decreased 20.6% and net income per average common diluted share decreased 19.0% from the second quarter of 2007 primarily due to higher provision for loan losses, higher credit-related expenses, impairment of a customer intangible asset, and valuation losses on publicly-traded debt and related hedges carried at fair value. These items were partially offset by the gain on sale of Coke common stock and the sale of a non-strategic operating subsidiary.

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The second quarter of 2008 results included a number of gains and losses that were unrelated to the Company’s core performance. Items that positively impacted results included the sale of 10 million shares of Coke common stock which contributed $0.99 and a gain on the sale of First Mercantile Trust which contributed $0.05 to diluted earnings per share. Items that negatively impacted results included mark-to-market losses on the Company’s debt which had a ($0.17) impact, impairment of an intangible asset which had a ($0.08) impact, Coke stock transaction costs which had a ($0.02) impact, and costs associated with the Company’s E2 Efficiency and Productivity Program which had a ($0.02) impact on diluted earnings per share.

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Fully taxable-equivalent revenue increased 9.4% compared to the second quarter of 2007, as securities gains and fee income more than offset a decline in net interest income, trading account income due to valuation losses on the publicly-traded debt and related hedges carried at fair value, and mortgage- related income. Excluding net securities gains, total revenue decreased 4.2%.

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Fully taxable-equivalent net interest income declined 2.9% from the second quarter of 2007, despite a three basis point improvement in margin, as earning assets declined 3.2%. Both the increase in margin and the decrease in earning assets were the result of balance sheet management strategies executed over the past year.

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Noninterest income increased 22.4% from the second quarter of 2007, driven by incremental securities gains, double digit growth in service charges on deposit accounts and card fees, partially offset by a decline in trading profits and commissions related to valuation losses on the publicly-traded debt and related hedges, and mortgage-related income.

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Noninterest expense increased 10.2% from the second quarter of 2007. However, core expense growth remained well controlled as a result of the Company’s efficiency and productivity efforts. Noninterest expense would have declined if not for higher credit-related expenses and the impairment charge related to a customer intangible asset.

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Total average loans increased 5.9% from the second quarter of 2007 principally due to growth in the commercial loan portfolio. Average loans held for sale declined 61.7%, as loan originations declined 48%, production shifted to predominantly agency products, and efficiency improved in loan delivery. Average consumer and commercial deposits increased 3.9% over the second quarter of 2007. The increase in average consumer and commercial deposits was driven mainly by growth in NOW and money market account balances.

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The estimated Tier 1 capital, total average shareholders’ equity to total average assets, and tangible equity to tangible asset ratios were 7.47%, 10.31%, and 6.23%, respectively. These results do not reflect the entire impact of our completed capital optimization initiative related to our Coke holdings. The Coke stock transactions that were completed in July 2008 would have increased Tier 1 capital by approximately 48 basis points had they been completed during the second quarter of 2008.

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Annualized net charge-offs were 1.04% of average loans for the second quarter of 2008, up from 0.30% in the second quarter of 2007 and 0.97% in the first quarter of 2008. The increase reflects deterioration in consumer credit, particularly in residential real estate secured loans.

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Nonperforming loans to total loans increased to 2.22% as of June 30, 2008, from 1.67% as of March 31, 2008 and 0.64% as of June 30, 2007, due mainly to increased levels of residential real estate secured loans and residential real estate construction loans.

CONSOLIDATED FINANCIAL PERFORMANCE

Revenue

Fully taxable-equivalent revenue was $2,598.0 million for the second quarter of 2008, an increase of 9.4% compared to the second quarter of 2007, driven by the incremental net securities gains primarily related to gains on the sale of the Coke stock and fee income. These growth items were partially offset by a 2.9% decline in net interest income and valuation losses related to our publicly-traded debt and related hedges carried at fair value. Excluding net securities gains, total revenue decreased 4.2%.

For the six months, fully taxable-equivalent revenue was $4,823.3 million, up 8.6% over prior year. The increase was driven by incremental net securities gains of $252.8 million, gains on the sale of non- strategic businesses and the sale/leaseback of certain corporate real estate properties, the Visa IPO gain, and fee income, partially offset by lower net interest income and net mark to market valuation losses on trading assets and publicly-traded debt recorded at fair value.

Net Interest Income

Fully taxable-equivalent net interest income was $1,185.0 million in the second quarter of 2008, a decrease of 2.9% from the second quarter of 2007, despite a three basis point improvement in net interest margin. Earning assets declined $5.1 billion, or 3.2%, primarily due to a reduction in interest earning trading assets and loans held for sale, partially offset by growth in commercial loans. The increase in net interest margin and the decrease in trading assets were the result of balance sheet management strategies initiated in 2007. On a sequential quarter basis, net interest margin increased six basis points, as the decline in funding costs exceeded the decline in asset yields.

For the six months, fully taxable-equivalent net interest income was $2,352.8 million, a decline of 2.3% from 2007. However, net interest margin improved four basis points as balance sheet management strategies executed in 2007 led to a $5.8 billion decline in average earning assets, namely loans held for sale and interest bearing trading assets, which was partially offset by growth in commercial loans.

Noninterest Income

Total noninterest income was $1,413.0 million for the second quarter of 2008, up $258.4 million, or 22.4%, from the second quarter of 2007. The second quarter of 2008 included the gain on the sale of Coke stock of $548.8 million and a $29.6 million gain on the sale of First Mercantile Trust, a retirement plan services subsidiary, as compared to the second quarter of 2007, which included a gain on the sale of Coke stock of $234.8 million and a $23.4 million gain generated from a private equity transaction.

During the quarter, the Company recorded approximately $102.6 million in market valuation losses in trading account profits and commissions related primarily to the Company’s publicly-traded debt and related hedges carried at fair value. These losses were related to the improvement in the credit spread on the Company’s public debt. Also, contributing to the decline in trading accounts profits and commissions were costs associated with derivative contracts executed in connection with the Coke transaction. Partially offsetting these valuation related losses was an improvement in fixed income trading revenue relative to prior year. The second quarter of 2007 also included market value adjustments on financial assets and liabilities carried at fair value.

Mortgage production income was $63.5 million in the second quarter of 2008 as compared to $64.3 million in the second quarter of 2007. Lower loan production and related fees were offset by higher fee recognition due to the elimination of the FAS 91 income deferral upon adoption of FAS 159 during the second quarter of 2007. In addition, the Company recognized valuation losses in the second quarter of 2007 on the Alt-A loans held in the warehouse. Mortgage servicing related income in the second quarter of 2008 declined $13.0 million primarily due to an $11.7 million gain on the sale of mortgage servicing rights during the second quarter of 2007.

In the second quarter of 2008, the Company experienced strong growth in service charges on deposit accounts and card fees, which increased 17.0% and 14.6%, respectively, over the same period of 2007. Other income declined $53.4 million year over year primarily due to gains on private equity transactions and structured leasing transactions in 2007.

For the six months, total noninterest income was $2,470.5 million, $437.0 million or 21.5% over the $2,033.5 million earned for the same period of 2007. The increase was largely due to the following transaction-related gains:

•	$314.0 million incremental gain on the sale of Coke stock

•	$57.1 million incremental gain on sale of Lighthouse interests

•	$37.0 million gain on the sale/leaseback of corporate real estate

•	$29.6 million gain on sale of First Mercantile Trust

•	$86.3 million gain recorded on the Visa IPO

Partially offsetting these gains were securities losses recorded in the first quarter of 2008 of $64.1 million in conjunction with available for sale securities that were determined to be other than temporarily impaired, as well as a decline in trading account profits and commissions primarily related to valuation losses on trading assets that were acquired in late 2007, net of valuation gains on publicly-traded debt and related hedges. In 2007, $81.0 million of trading gains were recognized related to financial assets and liabilities that the Company elected to record at fair value in connection with the adoption of FAS 159. Mortgage production income increased 167.8% over the first six months of 2007 due to the earlier recognition of servicing rights and origination fees in accordance with recently adopted accounting standards partially offset by a decline in loan production. The prior period also included $42.2 million of income reductions recorded in conjunction with our election to record certain loans held for sale at fair value. Consistent with the quarterly comparison, revenue from card fees and service charges on deposit accounts experienced double digit growth over the same period of 2007, while trust and investment management income declined primarily due to the disposition of our interests in Lighthouse Investment Partners.

Noninterest Expense

Total noninterest expense in the second quarter of 2008 was $1,378.5 million, up $127.3 million, or 10.2%, from the second quarter of 2007, as credit related expenses grew by $69.5 million and an impairment charge of $45.0 million related to a customer intangible asset was recorded in the second quarter of 2008. Core expenses were well controlled as a result of the Company’s E2 Efficiency and Productivity Program, which generated gross savings of approximately $135 million for the quarter. The impairment charge pertains to client relationships that were valued in 2004 in connection with an acquisition. While the overall business has performed satisfactorily, the attrition level of the legacy clients has recently increased resulting in the acceleration of the amortization of this intangible asset. Personnel expenses in the second quarter of 2008 increased $1.3 million, or 0.2%, from the same period in 2007; however, personnel expenses would have declined taking into account the impact related to loan origination costs that were deferred prior to the Company’s election during the second quarter of 2007 to record at fair value certain newly-originated mortgage loans held for sale. Total personnel declined from 33,241 as of June 30, 2007 to 31,602 as of June 30, 2008. Compared to the first quarter of 2008, personnel expense declined $3.1 million due a reduction in seasonal employee benefits expenses. The decrease was offset by a $3.8 million increase in expenses from the acquisition of GB&T. Other expenses increased in the second quarter of 2008, including a $69.5 million increase in credit-related expenses such as collection services, valuation losses on other real estate owned, mortgage insurance reserves, and mortgage fraud related losses. Of particular mention is the $25.0 million increase in the mortgage insurance reserve which pertains to our mortgage insurance guaranty subsidiary, Twin Rivers. Twin Rivers’ loss exposure arises from third-party mortgage insurers transferring a portion of their first loss exposure when losses by mortgage origination year exceed certain thresholds. We estimate losses in Twin Rivers to be in the range of $25 million to $50 million for each of the remaining two quarters of 2008, and our estimated maximum exposure, net of premium income, to be less than $200 million with the timing and ultimate amount of loss recognition being uncertain.

For the six months, total noninterest expense was $2,633.7 million, an increase of $146.5 million, or 5.9%, over the same period in 2007. The increase was primarily due to the same reasons related to the quarterly increase. In addition, in 2008 the Company recorded a $39.1 million reduction in the Visa litigation accrued liability following the Visa IPO. The Company’s E2 Efficiency and Productivity Program generated year-to-date gross savings of approximately $248 million.

Balance Sheet

As of June 30, 2008, SunTrust had total assets of $177.4 billion. Shareholders’ equity of $17.9 billion as of June 30, 2008 represented 10.1% of total assets. Book value and tangible book value per common share were $49.24 and $29.99 as of June 30, 2008, respectively.

Loans

Average loans for the second quarter of 2008 were $125.2 billion, up $7.0 billion, or 5.9%, from the second quarter of 2007. The increase was primarily in commercial-related categories. Construction loans declined $2.2 billion due to the Company’s risk mitigation efforts and indirect auto loans declined $626 million driven by SunTrust’s de-emphasis of this product channel. Average loans held for sale declined $8.3 billion, or 61.7%, as loan originations declined 48%, production shifted to predominantly agency products, and efficiency improved in loan delivery. Compared to the first quarter of 2008, average loans were up $1.9 billion, or 6.3% on a sequential annualized basis, driven by commercial loan growth and the acquisition of GB&T.

Deposits

Average consumer and commercial deposits for the second quarter of 2008 were $101.7 billion, up $3.8 billion, or 3.9%, from the second quarter of 2007, as increases in NOW and money market deposits were partially offset by declines in demand deposit and savings account balances. Average total brokered and foreign deposits declined 37.2% from the second quarter of 2007, as the Company deliberately reduced the size of its earning assets, thereby enabling the reduction of higher cost funding sources and substantially improving the Company’s liquidity position. Compared to the first quarter of 2008, average consumer and commercial deposits increased $558.5 million, or 2.2% on a sequential annualized basis, with most of the growth in lower cost deposit products unrelated to the GB&T acquisition.

Capital

The estimated Tier 1 capital, total average shareholders’ equity to total average assets, and tangible equity to tangible asset ratios at June 30, 2008, were 7.47%, 10.31%, and 6.23%, respectively. Tier 1 capital decreased two basis points compared to June 30, 2007, while the total average shareholders’ equity to total average assets and tangible equity to tangible asset ratios increased 35 and 38 basis points, respectively. The sale of 10 million shares of Coke common stock increased Tier 1 capital by 20 basis points. The contribution of 3.6 million shares to the SunTrust Foundation and the incremental Tier 1 capital transaction which were both completed in July 2008 would have increased Tier 1 capital by approximately 48 basis points had they been completed in the second quarter, resulting in an estimated proforma Tier 1 capital ratio of 7.95% at June 30, 2008. These transactions are also expected to increase the total capital ratio from an estimated 10.86% to 10.97%. The Company’s regulatory capital ratios are significantly in excess of the regulatory requirements for well capitalized status.

Asset Quality

Annualized net charge-offs in the second quarter of 2008 were 1.04% of average loans, up from 0.30% in the second quarter of 2007 and 0.97% in the first quarter of 2008. Net charge-offs were $323 million in the second quarter of 2008, as compared to $88 million in the second quarter of 2007. The increase in net charge-offs over the second quarter of 2007 reflects deterioration in consumer credit, particularly in residential real estate secured loans. The increase in net charge-offs in 2008 was most pronounced in home equity and residential mortgages.

Nonperforming loans were $2,789 million, or 2.22%, of total loans as of June 30, 2008, compared to $2,069 million, or 1.67%, of total loans as of March 31, 2008, and $765 million, or 0.64%, of total loans, as of June 30, 2007. The increase in nonperforming loans was mainly due to an increase in residential mortgage and real estate construction loans as the overall weakening of the housing markets and economy continued to increase delinquencies.

The allowance for loan and lease losses was $1,829 million as of June 30, 2008. The increase in the allowance for loan and lease losses was attributable to the deterioration in certain segments of the consumer and residential real estate market. The allowance for loan and lease losses as of June 30, 2008 represented 1.46% of period-end total loans as compared to 1.05 % as of December 31, 2007. The allowance for loan and lease losses as of June 30, 2008 represented 72% of period-end nonperforming loans, the majority of which were mortgages secured by residential real estate. Provision in excess of net charge-offs was $125 million, adding approximately ten basis points to the allowance, while the consolidation of GB&T accounted for the remaining increase.

The Company continued to record provision for loan losses at elevated levels in the second quarter of 2008, although it was down from the first quarter of 2008, as charge-offs increased less than expected and slowing deterioration in the portfolio necessitated a lower level of reserve building.

LINE OF BUSINESS FINANCIAL PERFORMANCE

The following discussion details results for SunTrust’s four business lines: Retail and Commercial Banking, Wholesale Banking, Mortgage, and Wealth and Investment Management. In 2007, the Company had five business segments. The segment reporting structure was adjusted to align with the recently modified organizational structure that better aligns with serving clients’ needs.

All revenue is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs.

SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. This segment also includes differences created between internal management accounting practices and Generally Accepted Accounting Principles, certain matched-maturity funds transfer pricing credits and charges, differences in loan loss provision compared to net charge-offs, as well as equity and its related impact. GB&T customer loans, customer deposits, the majority of the employees, among other items, have been integrated within the business lines; however, the associated goodwill has not been distributed and remains in Corporate Other and Treasury.

Retail and Commercial Banking

Three Months Ended June 30, 2008 vs. 2007

Retail and Commercial Banking net income for the second quarter of 2008 was $110.7 million, a decrease of $88.9 million, or 44.5%, compared to the second quarter of 2007. This decrease was primarily the result of higher provision expense due to home equity line net charge-offs and lower net interest income related to deposit spreads, partially offset by higher noninterest income.

Net interest income decreased $65.5 million, or 9.1%, driven by a shift in the mix of deposits and the decline in interest rates, which compressed spreads on deposits. Average deposit balances were relatively unchanged while deposit spreads decreased 32 basis points, driving $63.8 million of the decrease in net interest income. Average loan balances declined $70.3 million, or 0.1%, with the movement of the Middle Market clients to the Wholesale Banking segment decreasing loans by $2.2 billion. The remaining loan growth was driven by loans acquired in the GB&T acquisition, commercial loans, equity lines, and student loans.

Provision for loan losses increased $125.9 million over the same period in 2007. The provision increase was most pronounced in home equity, indirect auto and commercial loans (primarily commercial clients with annual revenues of less then $5 million), reflecting the negative impact from the current deterioration in certain segments of the consumer portfolio, primarily related to the residential real estate market.

Total noninterest income increased $43.8 million, or 14.5%, from the second quarter of 2007. This increase was driven primarily by a $28.2 million, or 16.2%, increase in service charges on deposit accounts from both consumer and business accounts, primarily due to growth in number of accounts, higher NSF rates and an increase in occurrences of NSF fees. Interchange fees increased $7.9 million, or 15.5%, and ATM revenue increased $3.5 million, or 11.7%.

Total noninterest expense decreased $6.3 million, or 1.0%, from the first quarter of 2007. The continuing positive impact of expense savings initiatives was partially offset by higher credit related expenses and continued investments in the branch distribution network.

Six Months Ended June 30, 2008 vs. 2007

Retail and Commercial Banking net income for the six months ended June 30, 2008 was $204.2 million, a decrease of $197.1 million, or 49.1%, compared to the same period in 2007. This decrease was primarily the result of higher provision expense due to home equity line net charge-offs and lower net interest income related to deposit spreads, partially offset by higher noninterest income.

Net interest income decreased $149.6 million, or 10.5%, driven by a continued shift in deposit mix and decreased spreads as deposit competition and the interest rate environment encouraged customers to migrate into higher yielding interest bearing deposits. Average deposit balances were relatively unchanged while deposit spreads decreased 38 basis points driving $151.8 million of the decrease in net interest income. Average loan balances declined $333.2 million, or 0.7%, with the movement of the Middle Market clients to the Wholesale Banking segment decreasing loans by $2.1 billion. That decrease was partially offset by growth in commercial loans, equity lines, and student loans.

Provision for loan losses increased $258.0 million over the same period in 2007. The provision increase was most pronounced in home equity, indirect, and commercial loans (primarily commercial clients with annual revenues of less then $5 million), reflecting the negative impact from the current deterioration in certain segments of the consumer portfolio, primarily related to the residential real estate market.

Total noninterest income increased $71.4 million, or 12.0%, over the same period in 2007. This increase was driven primarily by a $47.1 million, or 13.8%, increase in service charges on deposit accounts from both consumer and business accounts primarily due to growth in number of accounts, higher NSF rates, and an increase in occurrences of NSF fees. Interchange fees increased $14.8 million, or 15.2%, and ATM revenue increased $4.1 million, or 6.9%.

Total noninterest expense decreased $22.1 million, or 1.7%, from the same period in 2007. The continuing positive impact of expense savings initiatives was partially offset by higher credit-related expenses and continued investments in the branch distribution network.

Wholesale Banking

Three Months Ended June 30, 2008 vs. 2007

Wholesale Banking net income for the second quarter of 2008 was $74.8 million, a decrease of $43.9 million, or 37.0%, compared to the prior year. Reductions in private equity gains and declining balances in the residential construction portfolio were the primary drivers of the decline.

Net interest income decreased $15.1 million, or 10.3%. While average loan balances increased $4.9 billion, or 17.1%, the corresponding net interest income declined $11.6 million, or 10.0%. The increase in loan balances includes an approximate $2.2 billion impact from the migration of Middle Market clients from the Commercial line of business to Wholesale Banking. Loan balances increased approximately $2.7 billion, or 9.5%, in the remainder of Wholesale Banking driven by growth in corporate banking partially offset by declines in the residential builder portfolio. The decline in loan-related net interest income is due to a shift in mix away from higher spread construction loans to lower spread commercial loans and increased real estate related nonaccrual loans. Total average deposits were up $4.4 billion, or 93.3%, primarily in higher cost corporate money market accounts. The associated net interest income decreased $3.6 million driven by the decline in interest rates, which compressed spreads on deposits, and by lower demand deposits partially offset by the increase in higher cost corporate money market balances.

Provision for loan losses was $11.0 million, a decrease of $4.6 million from the same period in 2007. The decline resulted from lower charge-offs in corporate banking, partially offset by higher residential builder-related charge-offs.

Total noninterest income decreased $40.9 million, or 18.1%. Solid performances in fixed income sales and trading, derivatives, tax-exempt, and equity capital markets were masked by a reduction in private equity gains, the largest of which was $23.4 million, as well as lower revenues from loan syndications, bond originations, structured leasing, and asset securitization activity.

Total noninterest expense increased $4.9 million, or 2.5%. The increase was primarily driven by Middle Market which accounted for $6.7 million of the increase. The remainder of Wholesale Banking expenses decreased $1.7 million, or 0.9%, driven primarily by lower incentive-based compensation, personnel, and discretionary expenses partially offset by higher Affordable Housing related expenses and higher operating losses, other real estate and credit services expenses.

Six Months Ended June 30, 2008 vs. 2007

Wholesale Banking net income for the six months ended June 30, 2008 was $161.9 million, a decrease of $49.5 million, or 23.4%, compared to the same period in 2007. Reductions in private equity gains and declining balances in the residential construction portfolio were the primary drivers of the decline.

Net interest income decreased $19.3 million, or 6.6%. Average loan balances increased $4.0 billion, or 13.8%. Despite the growth, the corresponding net interest income declined $10.7 million, or 4.6%. The increase in loan balances includes an approximate $2.1 billion impact from the migration of Middle Market clients from the Commercial line of business to Wholesale Banking. Loan balances increased approximately $1.9 billion, or 6.7%, in the remainder of Wholesale Banking despite a $1.9 billion structured asset sale of corporate loans at the end of the first quarter 2007. The loan growth was driven by corporate banking partially offset by declines in the residential builder portfolio. The decline in net interest income is due to a shift in mix away from higher spread construction loans to lower spread commercial loans and increased real estate related nonaccrual loans. Total average deposits were up $4.1 billion, or 86.2%, primarily in higher cost corporate money market accounts. The associated net interest income decreased $6.2 million driven by the lower credit for funds on demand deposits partially offset by the increase in higher cost corporate money market balances.

Provision for loan losses was $23.3 million, an increase of $4.9 million from the same period in 2007, resulting from higher residential builder related charge-offs partially offset by lower charge-offs in corporate banking.

Total noninterest income decreased $36.0 million, or 9.1%. Solid performances in fixed income sales and trading, derivatives, bonds and equity capital markets were masked by a reduction in private equity gains, as well as lower revenues from loan syndications, M&A activity, and a decrease in asset securitization related transactions.

Total noninterest expense increased $14.4 million, or 3.7%. The transfer of Middle Market accounted for $13.0 million of the increase. The remainder of Wholesale Banking’s expense increased $1.4 million or 0.4%, driven primarily by higher Affordable Housing related expenses and outside processing expenses, partially offset by lower discretionary, personnel and shared corporate expenses.

Mortgage

Three Months Ended June 30, 2008 vs. 2007

Mortgage reported a net loss of $91.1 million for the second quarter of 2008, a decrease of $132.6 million compared with the second quarter of 2007. The decline was principally due to credit-related costs and lower servicing income.

Net interest income decreased $10.7 million, or 8.0%. Average loans increased $2.3 billion, or 7.7%; however, the resulting net interest income declined $12.9 million principally due to increased residential real estate nonaccrual loans. Nonaccrual loans increased $1.1 billion resulting in a decrease of $10.8 million in net interest income. Also contributing to the net interest income decline was a lower funds credit for other liabilities of $6.1 million and a higher funds charge for other assets of $4.8 million. Partially offsetting the declines was an $11.5 million increase in net interest income from mortgage-backed securities and higher income from loans held for sale of $5.2 million. Loans held for sale balances declined $8.3 billion but income was up due to wider spreads.

Provision for loan losses increased $115.0 million due to higher residential mortgage and residential construction net charge-offs.

Total noninterest income decreased $28.3 million, or 20.7% primarily driven by lower servicing income. Servicing income was down $32.7 million due to MSR asset hedge costs, higher MSR amortization, and lower gains from the sale of mortgage servicing rights offset by higher fee income due to a larger servicing portfolio. Total loans serviced at June 30, 2008 were $158.8 billion compared with $150.5 billion at June 30, 2007. Loan production of $9.3 billion was down $8.6 billion, or 48.0%, from second quarter 2007. Production income, which was up $4.9 million compared to the second quarter of 2007, was affected by the election in second quarter 2007 to record certain newly-originated mortgage loans held for sale at fair value under the provisions of FAS 159. The election affected the timing of recognition of origination fees and costs, as well as servicing value. Loan fees recorded in production income were $31.2 million higher in second quarter 2008 due to the recognition of fees that were deferred prior to the election, but were partially offset by reduced income due to lower production.

Total noninterest expense increased $59.6 million, or 30.2%. Higher origination expense of $31.6 million due to the May 2007 election of FAS 159 was partially offset by lower incentive expense of $28.5 million due to reduced loan production. Reserves for mortgage reinsurance losses increased $25.0 million and other real estate expense increased $17.0 million principally due to additional write-downs for declining property values. Additionally, operating losses increased $11.5 million, primarily driven by borrower misrepresentation.

Six Months Ended June 30, 2008 vs. 2007

Mortgage reported a net loss for the six months ended June 30, 2008 of $122.4 million, a decrease of $170.8 million compared to the same period in 2007. Increases in credit-related costs and lower servicing income drove the decrease in net income.

Net interest income decreased $9.7 million, or 3.7%, from the comparable period in 2007. Total loans increased $0.9 billion, or 3.1%; however, income declined $28.3 million principally due to increased residential real estate nonaccrual loans and lower income from residential construction loans. Nonaccrual loans increased $1.0 billion resulting in a $20.4 million decrease in net interest income. Also contributing to the net interest income decline was a lower funds credit for other liabilities of $7.6 million and a higher funds charge for other assets of $11.6 million. Partially offsetting the decline was higher income from mortgage-backed securities of $20.0 million and higher income from loans held for sale of $19.8 million due to wider spreads.

Provision for loan losses increased $203.0 million due to higher residential mortgage and residential construction net charge-offs.

Total noninterest income increased $65.4 million, or 37.3%, principally due to higher production income that was partially offset by lower servicing income. Year-to-date loan production of $21.1 billion was down $11.7 billion, or 35.7%, from 2007. Production income was up $109.3 million due to better secondary marketing margins and increased loan fees of $69.5 million that were deferred prior to the election of FAS 159 partially offset by lower income resulting from lower production. Servicing income was down $38.6 million due to higher MSR amortization, MSR asset hedge costs and lower gains from sales of mortgage servicing rights. Higher fee income due to a larger servicing portfolio partially offset the lower income.

Total noninterest expense increased $127.6 million, or 36.5%. Higher origination expense of $66.1 million due to the May 2007 election of FAS 159 was partially offset by lower incentive expense of $36.8 million due to reduced loan production. Reserves for mortgage reinsurance losses increased $32.0 million and other real estate expense increased $26.6 million principally due to additional write-downs for declining property values. Additionally, operating losses increased $30.2 million, primarily driven by borrower misrepresentation.

Wealth and Investment Management

Three Months Ended June 30, 2008 vs. 2007

Wealth and Investment Management’s net income for the second quarter of 2008 was $43.7 million, a decrease of $10.2 million, or 18.9%. The decrease was driven by a $27.9 million after-tax impairment charge on client based intangibles due to a reduction in the estimated weighted average remaining life of the client relationships. This adjustment was partially offset by an $18.4 million after-tax gain on the sale of First Mercantile Trust. The remaining net income was relatively flat compared to the second quarter of 2007, as lower noninterest income from the sales of First Mercantile Trust and Lighthouse Partners was offset by lower noninterest expense.

Net interest income decreased $4.1 million, or 4.6%, primarily due to a continued shift in deposit mix to higher cost deposits. Average deposits were practically unchanged, as declines in demand deposit and savings accounts were offset by an increase in higher-cost NOW accounts. This shift in deposit mix, coupled with compressed spreads due to increased competition for deposits resulted in a $3.8 million decrease in net interest income. Average loans increased $174.9 million, or 2.2%. Commercial loans increased $212.0 million, or 8.0%, partially offset by a $67.6 million, or 2.0%, decrease in consumer loans. The change in mix from higher spread consumer loans to lower spreads commercial loans resulted in a slight decline in loan interest income.

Provision for loan losses decreased $0.4 million primarily due to lower commercial net charge-offs.

Total noninterest income increased $18.8 million, or 7.5%, mainly driven by a $29.6 million gain on sale of First Mercantile Trust. This increase was partially offset by a $9.1 million decline in noninterest income associated with the sales of Lighthouse Partners and First Mercantile Trust. Retail investment income increased $1.0 million, or 1.4%, due to strong annuity sales and higher recurring managed account fees. Trust income decreased $6.9 million, or 4.2%, primarily due to the sale of Lighthouse Partners and First Mercantile Trust. As of June 30, 2008, assets under management were approximately $136.7 billion compared to $139.1 billion as of June 30, 2007. Assets under management include individually managed assets, the RidgeWorth Funds, institutional assets managed by RidgeWorth Capital Management, and participant-directed retirement accounts. SunTrust’s total assets under advisement were approximately $230.5 billion, which includes $136.7 billion in assets under management, $53.8 billion in non-managed trust assets, $37.9 billion in retail brokerage assets, and $2.1 billion in non-managed corporate trust assets.

Total noninterest expense increased $33.6 million, or 13.5%, primarily due to the $45.0 million impairment charge on a client based intangible asset. Noninterest expense before intangible amortization was down $9.6 million, or 3.9%, compared to the second quarter of 2007 driven by lower staff and discretionary expenses, as well as lower structural expense resulting from the sales of Lighthouse Partners and First Mercantile Trust.

Six Months Ended June 30, 2008 vs. 2007

Wealth and Investment Management’s net income for the six months ended June 30, 2008 was $148.0 million, an increase of $26.1 million, or 21.4%, from the prior year period. The following transactions represented $25.8 million of the year-over-year increase:

•	$55.4 million increase due to the after-tax gain on sale of minority interest in Lighthouse Investment Partners in the first quarter of 2008;

•	$18.4 million increase due to the after-tax gain on the sale of First Mercantile Trust in the second quarter of 2008;

•	$27.9 million decrease due to the after-tax impairment charge on a client based intangible asset incurred in the second quarter of 2008; and

•	$20.1 million decrease due to the after-tax gain resulting from the sale upon merger of Lighthouse Partners into Lighthouse Investment Partners in the first quarter of 2007.

Net interest income decreased $14.0 million, or 7.9%, primarily due to a continued shift in deposit mix to higher cost deposits. Average deposits were practically unchanged as declines in demand deposits and savings accounts were offset by increases in higher-cost NOW and certificate of deposit balances. This shift in deposit mix coupled with compressed spreads due to increased competition for deposits resulted in an $11.6 million decrease in net interest income. Average loans declined slightly as increases in commercial loans were more than offset by declines in higher spread consumer loans resulting in a $1.4 million decline in net interest income.

Provision for loan losses increased $3.7 million, as declines in commercial lending net charge-offs were more than offset by higher home equity, consumer direct, and consumer mortgage net charge-offs.

Total noninterest income increased $64.5 million, or 12.0%, compared to the six months ended June 30, 2007 driven by a $29.6 million gain on the sale of First Mercantile Trust and $35.2 million of incremental revenue from the sale of our Lighthouse Partners investment. Retail investment income increased $8.7 million, or 6.5%, due to strong annuity sales and higher recurring managed account fees. Trust income decreased $20.6 million, or 6.1%, primarily due to the aforementioned sales of Lighthouse Partners and First Mercantile Trust which resulted in a $24.4 million decline in trust income.

Total noninterest expense increased $8.2 million, or 1.6%, due to the $45.0 million impairment charge on the client based intangible. Noninterest expense before intangible amortization declined $36.1 million, or 7.1%, driven by lower staff, discretionary, and indirect expenses, as well as lower structural expense resulting from the sales of Lighthouse Partners and First Mercantile Trust.

Corporate Other and Treasury

Three Months Ended June 30, 2008 vs. 2007

Corporate Other and Treasury’s net income for the second quarter of 2008 was $402.3 million, an increase of $134.5 million, or 50.2%, compared to the second quarter of 2007. The increase was driven by an increase in securities gains primarily related to the gain on sale of Coke stock offset by an increase in provision expense.

Net interest income increased $60.4 million, or 44.9%, over the same period in 2007 mainly due to interest rate risk management activities. Total average assets decreased $5.6 billion, or 21.7%, mainly due to the reduction in the size of the investment portfolio as part of the Company’s overall balance sheet management strategy. Total average deposits decreased $10.1 billion, or 41.4%, mainly due to a decrease in brokered and foreign deposits as the Company reduced its reliance on wholesale funding sources.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business, increased $107.5 million in conjunction with an increase in the allowance for loan losses due to the further deterioration in the residential real estate market and consumer credit quality.

Total noninterest income increased $264.9 million in the second quarter of 2008 compared to the same period in 2007. Securities gains increased $314.7 million primarily related to increased gains on the sale of Coke stock. This increase was partially offset by a decrease of $67.9 million driven by net negative valuations on trading securities and long-term debt, net of hedges, carried at fair value. These net valuation losses are primarily due to the impact of credit spread tightening on the Company’s publicly-traded debt and related hedges carried at fair value.

Total noninterest expense increased $35.5 million compared to the second quarter of 2007. The increase in expenses was mainly due to increased advertising costs due to the “My Cause” campaign, reduction in real estate gains received in 2007, and an increase in expenses due to the GB&T acquisition.

Six Months Ended June 30, 2008 vs. 2007

Corporate Other and Treasury’s net income for the six months ended June 30, 2008 was $439.2 million, an increase of $19.5 million, or 4.6%, from the same period in 2007. The increase was driven by an increase in securities gains including gains on the sale of Coke stock offset by an increase in provision expense.

Net interest income increased $137.3 million, or 55.8%, over the same period in 2007 mainly due to interest rate risk management activities Total average assets decreased $7.2 billion, or 25.1%, mainly due to the reduction in the size of trading assets. Total average deposits decreased $10.8 billion, or 42.1%, mainly due to a decrease in brokered and foreign deposits as the Company reduced its reliance on wholesale funding sources.

Provision for loan losses, which predominantly represents the difference between consolidated provision for loan losses and net charge-offs for the lines of business, increased $377.4 million in conjunction with an increase in the allowance for loan losses due to deterioration in the residential real estate market and consumer credit quality.

Total noninterest income increased $271.7 million, or 82.3%, compared to the same period in 2007. Securities gains increased $259.0 million primarily related to $312 million in increased gains on the sale of Coke stock. In addition, the Company realized an $86.3 million gain on its holdings of Visa in connection with its initial public offering and an additional $37.0 million gain from the sale/leaseback of real estate properties. These gains were partially offset by a $53.3 million increase in securities losses during this period primarily driven by market value impairment related primarily to certain asset-backed securities that were classified as available for sale and estimated to be other-than-temporarily impaired, triggering accounting recognition of the unrealized loss in current period earnings. Noninterest income also included an additional $58.7 million of net negative marks in 2008 versus $50.3 million of net positive marks on trading securities and long-term debt carried at fair value. These mark-downs reflect the lack of liquidity in the market for these securities, deterioration in the credit quality of the underlying assets, and changes in the credit spread on our publicly-traded debt carried at fair value.

Total noninterest expense increased $18.3 million from the same period in 2007. The increase in expense was mainly due to an increase of $16.8 million in advertising costs due to the “My Cause” campaign, $10.7 million reduction in real estate gains, and $10.2 million in increased acquisition expense related to GB&T. These increases were partially offset by a $39.1 million partial reversal of an accrual for Visa litigation.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are also available on the Company’s Web site at www.suntrust.com in the Investor Relations section located under “About SunTrust.” This information is also included in a current report on Form 8-K furnished with the SEC today.

This news release contains certain non-US GAAP financial measures to describe the Company’s performance. The reconciliation of those measures to the most directly comparable US GAAP financial measures, and the reasons why SunTrust believes such financial measures may be useful to investors, can be found in the financial information contained in the appendices of this news release.

Conference Call

SunTrust management will host a conference call July 22, 2008, at 8:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Time) by dialing 1-888-972-7805 (Passcode: 2Q08). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 2Q08). A replay of the call will be available one hour after the call ends on July 22, 2008, and will remain available until August 5, 2008, by dialing 1-866-403-7106 (domestic) or 1-203-369-0578 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust Web site at www.suntrust.com. The webcast will be hosted under “Investor Relations,” located under “About SunTrust,” or may be accessed directly from the SunTrust home page by clicking on the earnings-related link, “2nd Quarter Earnings Release.” Beginning the afternoon of July 22, 2008, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found under “Investor Relations.” This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides credit cards, mortgage banking, insurance, brokerage, equipment leasing and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements

This news release may contain forward-looking statements. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “will,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “initiatives,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions. Such statements are based upon the current beliefs and expectations of SunTrust’s management and on information currently available to management. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause SunTrust’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2007 Annual Report on Form 10-K, in the Quarterly Reports on Form 10-Q and in the Current Reports filed on Form 8-K with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Those factors include: (1) adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; (2) changes in market interest rates or capital markets could adversely affect our revenues and expenses, the value of assets and obligations, costs of capital, or liquidity; (3) the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; (4) changes in securities markets or markets for commercial or residential real estate could harm our revenues and profitability; (5) customers could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; (6) customers may decide not to use banks to complete their financial transactions, which could affect net income; (7) we have businesses other than banking, which subjects us to a variety of risks; (8) hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business; (9) negative public opinion could damage our reputation and adversely impact our business; (10) we rely on other companies for key components of our business infrastructure; (11) we rely on our systems, employees and certain counterparties, and certain failures could materially adversely affect our operations; (12) we depend on the accuracy and completeness of information about clients and counterparties; (13) regulation by federal and state agencies could adversely affect our business, revenues, and profit margins; (14) competition in the financial services industry is intense and could result in losing business or reducing profit margins; (15) future legislation could harm our competitive position; (16) maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; (17) our ability to receive dividends from our subsidiaries accounts for most of our revenues and could affect our liquidity and ability to pay dividends; (18) significant legal actions could subject us to substantial uninsured liabilities; (19) we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; (20) we depend on the expertise of key personnel without whom our operations may suffer; (21) we may be unable to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy; (22) our accounting policies and methods are key to how we report financial condition and results of operations, and may require management to make estimates about matters that are uncertain; (23) changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; (24) our stock price can be volatile; (25) our disclosure controls and procedures may fail to prevent or detect all errors or acts of fraud; (26) our trading assets and financial instruments carried at fair value expose the Company to certain market risks; (27) weakness in residential property values and mortgage loan markets could adversely affect us; (28) we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations and financial condition; and (29) we may enter into transactions with off-balance sheet entities affiliated with SunTrust or its subsidiaries which may cause us to recognize current or future losses.

The forward-looking statements in this news release speak only as of this date, and SunTrust does not assume any obligation to update such statements or to update the reasons why actual results could differ from those contained in such statements.

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended June 30			% Change	Six Months Ended June 30		% Change
	2008		2007		2008	2007
EARNINGS & DIVIDENDS
Net income	$540.4		$681.4	(20.7)%	$830.9	$1,202.7	(30.9)%
Net income available to common shareholders	535.3		673.9	(20.6)	818.8	1,187.8	(31.1)
Total revenue - FTE [2]	2,598.0		2,374.6	9.4	4,823.3	4,441.7	8.6
Total revenue - FTE excluding securities (gains)/losses, net [1]	2,048.2		2,138.2	(4.2)	4,334.1	4,205.3	3.1
Net income per average common share
Diluted	1.53		1.89	(19.0)	2.35	3.33	(29.4)
Basic	1.53		1.91	(19.9)	2.36	3.37	(30.0)
Dividends paid per average common share	0.77		0.73	5.5	1.54	1.46	5.5

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$175,549		$179,996	(2.5)%	$176,233	$180,747	(2.5)%
Earning assets	152,483		157,594	(3.2)	152,743	158,529	(3.6)
Loans	125,192		118,165	5.9	124,227	119,831	3.7
Consumer and commercial deposits	101,727		97,927	3.9	101,448	97,860	3.7
Brokered and foreign deposits	15,068		23,983	(37.2)	15,268	25,341	(39.7)
Total shareholders’ equity	18,093		17,928	0.9	18,077	17,825	1.4

As of
Total assets	177,414		180,314	(1.6)
Earning assets	154,716		157,095	(1.5)
Loans	125,825		118,788	5.9
Allowance for loan and lease losses	1,829		1,050	74.2
Consumer and commercial deposits	102,434		97,822	4.7
Brokered and foreign deposits	17,326		25,069	(30.9)
Total shareholders’ equity	17,907		17,369	3.1

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.24%		1.52%	(18.4)%	0.95%	1.34%	(29.1)%
Return on average assets less net unrealized securities gains [1]	0.42		1.18	(64.4)	0.57	1.16	(50.9)
Return on average common shareholders’ equity	12.24		15.51	(21.1)	9.37	13.83	(32.2)
Return on average realized common shareholders’ equity [1]	4.36		12.71	(65.7)	6.02	12.63	(52.3)
Net interest margin [2]	3.13		3.10	1.0	3.10	3.06	1.3
Efficiency ratio [2]	53.06		52.69	0.7	54.60	56.00	(2.5)
Tangible efficiency ratio [1]	50.57		51.64	(2.1)	52.83	54.91	(3.8)
Effective tax rate	27.29		31.45	(13.2)	26.16	31.08	(15.8)
Tier 1 capital ratio	7.47	[3]	7.49	(0.5)
Total capital ratio	10.86	[3]	10.67	1.3
Tier 1 leverage ratio	7.55	[3]	7.11	6.0
Total average shareholders’ equity to total average assets	10.31		9.96	3.5	10.26	9.86	4.0
Tangible equity to tangible assets [1]	6.23		5.85	6.5

Full-time equivalent employees	31,602		33,241	(4.9)
Number of ATMs	2,506		2,533	(1.1)
Full service banking offices	1,699		1,685	0.8
Traditional	1,374		1,338	2.7
In-store	325		347	(6.3)

Book value per common share	$49.24		$48.33	1.9
Market price:
High	60.80		94.18	(35.4)	70.00	94.18	(25.7)
Low	32.34		78.16	(58.6)	32.34	78.16	(58.6)
Close	36.22		85.74	(57.8)	36.22	85.74	(57.8)
Market capitalization	12,805		29,928	(57.2)

Average common shares outstanding (000s)
Diluted	349,783		356,008	(1.7)	348,927	356,608	(2.2)
Basic	348,714		351,987	(0.9)	347,647	352,713	(1.4)

[1]	See Appendix A and Appendix B for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended
	June 30 2008		March 31 2008	December 31 2007	September 30 2007	June 30 2007
EARNINGS & DIVIDENDS
Net income	$540.4		$290.6	$11.1	$420.2	$681.4
Net income available to common shareholders	535.3		283.6	3.3	412.6	673.9
Total revenue - FTE [2]	2,598.0		2,225.3	1,770.8	2,038.3	2,374.6
Total revenue - FTE excluding securities (gains)/losses, net [1]	2,048.2		2,285.9	1,765.1	2,037.4	2,138.2
Net income per average common share
Diluted	1.53		0.81	0.01	1.18	1.89
Basic	1.53		0.82	0.01	1.19	1.91
Dividends paid per average common share	0.77		0.77	0.73	0.73	0.73

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$175,549		$176,917	$175,130	$174,653	$179,996
Earning assets	152,483		153,004	151,541	152,328	157,594
Loans	125,192		123,263	121,094	119,559	118,165
Consumer and commercial deposits	101,727		101,168	99,649	96,708	97,927
Brokered and foreign deposits	15,068		15,469	15,717	21,140	23,983
Total shareholders’ equity	18,093		18,062	18,033	17,550	17,928

As of
Total assets	177,414		178,987	179,574	175,857	180,314
Earning assets	154,716		152,715	154,397	151,229	157,095
Loans	125,825		123,713	122,319	120,748	118,788
Allowance for loan and lease losses	1,829		1,545	1,283	1,094	1,050
Consumer and commercial deposits	102,434		103,432	101,870	98,834	97,822
Brokered and foreign deposits	17,326		12,747	15,973	17,026	25,069
Total shareholders’ equity	17,907		18,431	18,053	17,907	17,369

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	1.24%		0.66%	0.03%	0.95%	1.52%
Return on average assets less net unrealized securities gains [1]	0.42		0.72	(0.01)	0.93	1.18
Return on average common shareholders’ equity	12.24		6.49	0.07	9.60	15.51
Return on average realized common shareholders’ equity [1]	4.36		7.69	(0.33)	9.86	12.71
Net interest margin [2]	3.13		3.07	3.13	3.18	3.10
Efficiency ratio [2]	53.06		56.40	82.19	63.35	52.69
Tangible efficiency ratio [1]	50.57		55.47	80.86	62.13	51.64
Effective tax rate	27.29		23.98	(116.22)	26.68	31.45
Tier 1 capital ratio	7.47	[3]	7.23	6.93	7.44	7.49
Total capital ratio	10.86	[3]	10.97	10.30	10.72	10.67
Tier 1 leverage ratio	7.55	[3]	7.22	6.90	7.28	7.11
Total average shareholders’ equity to total average assets	10.31		10.21	10.30	10.05	9.96
Tangible equity to tangible assets [1]	6.23		6.53	6.28	6.32	5.85

Full-time equivalent employees	31,602		31,745	32,323	32,903	33,241

Number of ATMs	2,506		2,509	2,507	2,518	2,533
Full service banking offices	1,699		1,678	1,682	1,683	1,685
Traditional	1,374		1,343	1,343	1,339	1,338
In-store	325		335	339	344	347

Book value per common share	$49.24		$51.26	$50.38	$50.01	$48.33
Market price:
High	60.80		70.00	78.76	90.47	94.18
Low	32.34		52.94	60.02	73.61	78.16
Close	36.22		55.14	62.49	75.67	85.74
Market capitalization	12,805		19,290	21,772	26,339	29,928

Average common shares outstanding (000s)
Diluted	349,783		348,072	348,072	349,592	356,008
Basic	348,714		346,581	345,917	346,150	351,987

[1]	See Appendix A and Appendix B for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended				Six Months Ended
	June 30		Increase/(Decrease) [2]		June 30		Increase/(Decrease) [2]
	2008	2007	Amount	%	2008	2007	Amount	%
Interest income	$2,066,365	$2,543,870	($477,505)	(18.8)%	$4,324,697	$5,071,927	($747,230)	(14.7)%
Interest expense	909,649	1,348,586	(438,937)	(32.5)	2,028,114	2,712,084	(683,970)	(25.2)

NET INTEREST INCOME	1,156,716	1,195,284	(38,568)	(3.2)	2,296,583	2,359,843	(63,260)	(2.7)
Provision for loan losses	448,027	104,680	343,347	NM	1,008,049	161,121	846,928	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	708,689	1,090,604	(381,915)	(35.0)	1,288,534	2,198,722	(910,188)	(41.4)

NONINTEREST INCOME
Service charges on deposit accounts	230,296	196,844	33,452	17.0	442,135	385,879	56,256	14.6
Trust and investment management income	157,319	164,620	(7,301)	(4.4)	318,421	338,938	(20,517)	(6.1)
Retail investment services	73,764	71,785	1,979	2.8	146,064	135,328	10,736	7.9
Other charges and fees	129,581	118,358	11,223	9.5	256,812	236,495	20,317	8.6
Investment banking income	60,987	61,999	(1,012)	(1.6)	116,407	112,156	4,251	3.8
Trading account profits/(losses) and commissions	(49,306)	16,437	(65,743)	NM	(21,088)	106,638	(127,726)	NM
Card fees	78,566	68,580	9,986	14.6	152,327	132,775	19,552	14.7
Mortgage production related income	63,508	64,322	(814)	(1.3)	149,057	55,667	93,390	NM
Mortgage servicing related income	32,548	45,527	(12,979)	(28.5)	61,646	80,930	(19,284)	(23.8)
Gain on Visa IPO	-	-	-	-	86,305	-	86,305	NM
Net gain on sale or merger of Lighthouse interests	-	-	-	-	89,390	32,340	57,050	NM
Net gain on sale/leaseback of premises	-	-	-	-	37,039	-	37,039	NM
Net gain on sale of First Mercantile	29,648	-	29,648	NM	29,648	-	29,648	NM
Other noninterest income	56,312	109,738	(53,426)	(48.7)	117,148	179,950	(62,802)	(34.9)
Securities gains/(losses), net	549,787	236,412	313,375	NM	489,201	236,432	252,769	NM

Total noninterest income	1,413,010	1,154,622	258,388	22.4	2,470,512	2,033,528	436,984	21.5

NONINTEREST EXPENSE
Employee compensation and benefits	711,957	710,613	1,344	0.2	1,427,040	1,409,613	17,427	1.2
Net occupancy expense	85,483	84,650	833	1.0	171,924	170,907	1,017	0.6
Outside processing and software	107,205	100,730	6,475	6.4	216,370	200,406	15,964	8.0
Equipment expense	50,991	53,823	(2,832)	(5.3)	103,386	103,232	154	0.1
Marketing and customer development	47,203	43,326	3,877	8.9	102,906	89,031	13,875	15.6
Amortization/impairment of intangible assets	64,735	24,904	39,831	NM	85,450	48,446	37,004	76.4
Net loss on extinguishment of debt	-	-	-	-	11,723	-	11,723	NM
Visa litigation	-	-	-	-	(39,124)	-	(39,124)	NM
Other noninterest expense	310,959	233,148	77,811	33.4	554,002	465,556	88,446	19.0

Total noninterest expense	1,378,533	1,251,194	127,339	10.2	2,633,677	2,487,191	146,486	5.9

INCOME BEFORE PROVISION FOR INCOME TAXES	743,166	994,032	(250,866)	(25.2)	1,125,369	1,745,059	(619,690)	(35.5)
Provision for income taxes	202,804	312,601	(109,797)	(35.1)	294,452	542,332	(247,880)	(45.7)

Net income	540,362	681,431	(141,069)	(20.7)	830,917	1,202,727	(371,810)	(30.9)
Preferred dividends	5,112	7,519	(2,407)	(32.0)	12,089	14,882	(2,793)	(18.8)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$535,250	$673,912	($138,662)	(20.6)	$818,828	$1,187,845	($369,017)	(31.1)

Net interest income - FTE [1]	$1,184,972	$1,219,952	($34,980)	(2.9)	$2,352,814	$2,408,224	($55,410)	(2.3)

Net income per average common share
Diluted	1.53	1.89	(0.36)	(19.0)	2.35	3.33	(0.98)	(29.4)
Basic	1.53	1.91	(0.38)	(19.9)	2.36	3.37	(1.01)	(30.0)

Cash dividends declared per common share	0.77	0.73	0.04	5.5	1.54	1.46	0.08	5.5
Average common shares outstanding (000s)
Diluted	349,783	356,008	(6,225)	(1.7)	348,927	356,608	(7,681)	(2.2)
Basic	348,714	351,987	(3,273)	(0.9)	347,647	352,713	(5,066)	(1.4)

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

[2]	”NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data) (Unaudited)

	Three Months Ended
	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
Interest income	$2,066,365	$2,258,332	$2,448,701	$2,515,292	$2,543,870
Interest expense	909,649	1,118,465	1,281,188	1,323,104	1,348,586

NET INTEREST INCOME	1,156,716	1,139,867	1,167,513	1,192,188	1,195,284
Provision for loan losses	448,027	560,022	356,781	147,020	104,680

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	708,689	579,845	810,732	1,045,168	1,090,604

NONINTEREST INCOME
Service charges on deposit accounts	230,296	211,839	222,213	213,939	196,844
Trust and investment management income	157,319	161,102	170,854	175,242	164,620
Retail investment services	73,764	72,300	71,650	71,064	71,785
Other charges and fees	129,581	127,231	121,849	120,730	118,358
Investment banking income	60,987	55,420	55,041	47,688	61,999
Trading account profits/(losses) and commissions	(49,306)	28,218	(437,162)	(31,187)	16,437
Card fees	78,566	73,761	77,481	70,450	68,580
Mortgage production related income	63,508	85,549	22,366	12,950	64,322
Mortgage servicing related income	32,548	29,098	57,364	57,142	45,527
Gain on Visa IPO	-	86,305	-	-	-
Net gain on sale or merger of Lighthouse interests	-	89,390	-	-	-
Net gain on sale/leaseback of premises	-	37,039	118,840	-	-
Net gain on sale of First Mercantile	29,648	-	-	-	-
Other noninterest income	56,312	60,836	89,827	80,130	109,738
Securities gains/(losses), net	549,787	(60,586)	5,694	991	236,412

Total noninterest income	1,413,010	1,057,502	576,017	819,139	1,154,622

NONINTEREST EXPENSE
Employee compensation and benefits	711,957	715,083	682,810	677,765	710,613
Net occupancy expense	85,483	86,441	92,705	87,626	84,650
Outside processing and software	107,205	109,165	105,407	105,132	100,730
Equipment expense	50,991	52,395	51,734	51,532	53,823
Marketing and customer development	47,203	55,703	59,115	46,897	43,326
Amortization/impairment of intangible assets	64,735	20,715	23,414	24,820	24,904
Net loss on extinguishment of debt	-	11,723	-	9,800	-
Visa litigation	-	(39,124)	76,930	-	-
Other noninterest expense	310,959	243,043	363,226	287,673	233,148

Total noninterest expense	1,378,533	1,255,144	1,455,341	1,291,245	1,251,194

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	743,166	382,203	(68,592)	573,062	994,032
Provision/(benefit) for income taxes	202,804	91,648	(79,716)	152,898	312,601

Net income	540,362	290,555	11,124	420,164	681,431
Preferred dividends	5,112	6,977	7,867	7,526	7,519

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$535,250	$283,578	$3,257	$412,638	$673,912

Net interest income - FTE [1]	$1,184,972	$1,167,842	$1,194,757	$1,219,243	$1,219,952

Net income per average common share
Diluted	1.53	0.81	0.01	1.18	1.89
Basic	1.53	0.82	0.01	1.19	1.91

Cash dividends declared per common share	0.77	0.77	0.73	0.73	0.73
Average common shares outstanding (000s)
Diluted	349,783	348,072	348,072	349,592	356,008
Basic	348,714	346,581	345,917	346,150	351,987

[1]

Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of June 30		Increase/(Decrease) [3]
	2008	2007	Amount	%
ASSETS
Cash and due from banks	$3,564,824	$4,254,430	($689,606)	(16.2)%
Interest-bearing deposits in other banks	22,566	25,991	(3,425)	(13.2)
Funds sold and securities purchased under agreements to resell	1,920,276	1,143,995	776,281	67.9
Trading assets	10,327,795	13,044,972	(2,717,177)	(20.8)
Securities available for sale [1]	15,118,073	14,725,957	392,116	2.7
Loans held for sale (loans at fair value: $3,743,620 as of June 30, 2008; $6,494,602 as of June 30, 2007)	5,260,892	12,474,932	(7,214,040)	(57.8)
Loans: (loans at fair value: $352,344 as of June 30, 2008; $0 as of June 30, 2007)
Commercial	38,800,537	34,362,837	4,437,700	12.9
Real estate:
Home equity lines	15,726,998	14,303,659	1,423,339	10.0
Construction	12,542,775	14,417,949	(1,875,174)	(13.0)
Residential mortgages	32,509,029	30,759,216	1,749,813	5.7
Commercial real estate	13,693,933	12,416,329	1,277,604	10.3
Consumer:
Direct	4,528,576	4,391,739	136,837	3.1
Indirect	7,077,510	7,739,369	(661,859)	(8.6)
Credit card	945,446	396,624	548,822	NM

Total loans	125,824,804	118,787,722	7,037,082	5.9
Allowance for loan and lease losses	(1,829,400)	(1,050,362)	779,038	74.2

Net loans	123,995,404	117,737,360	6,258,044	5.3
Goodwill	7,056,015	6,897,050	158,965	2.3
Other intangible assets	1,442,056	1,290,460	151,596	11.7
Other real estate owned	334,519	100,973	233,546	NM
Other assets (IRLCs and mortgage derivatives at fair value: $95,251 as of June 30, 2008; $114,738 as of June 30, 2007)	8,371,081	8,618,252	(247,171)	(2.9)

Total assets [2]	$177,413,501	$180,314,372	($2,900,871)	(1.6)

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$22,184,774	$22,725,654	($540,880)	(2.4)%
Interest-bearing consumer and commercial deposits:
NOW accounts	21,612,407	20,255,930	1,356,477	6.7
Money market accounts	26,016,859	21,645,616	4,371,243	20.2
Savings	3,990,277	4,698,516	(708,239)	(15.1)
Consumer time	16,582,510	16,745,010	(162,500)	(1.0)
Other time	12,046,718	11,751,246	295,472	2.5

Total consumer and commercial deposits	102,433,545	97,821,972	4,611,573	4.7
Brokered deposits (CDs at fair value: $547,295 as of June 30, 2008; $282,889 as of June 30, 2007)	12,787,957	16,659,978	(3,872,021)	(23.2)
Foreign deposits	4,538,435	8,408,752	(3,870,317)	(46.0)

Total deposits	119,759,937	122,890,702	(3,130,765)	(2.5)
Funds purchased	3,063,696	3,405,459	(341,763)	(10.0)
Securities sold under agreements to repurchase	5,156,986	6,081,096	(924,110)	(15.2)
Other short-term borrowings	2,682,808	2,083,518	599,290	28.8
Long-term debt (debt at fair value: $7,078,574 as of June 30, 2008; $6,757,188 as of June 30, 2007)	21,327,576	20,604,933	722,643	3.5
Trading liabilities	2,430,521	2,156,279	274,242	12.7
Other liabilities (IRLCs and mortgage derivatives at fair value: $49,573 as of June 30, 2008; $57,417 as of June 30, 2007)	5,084,825	5,723,532	(638,707)	(11.2)

Total liabilities	159,506,349	162,945,519	(3,439,170)	(2.1)

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	500,000	-	-
Common stock, $1.00 par value	372,799	370,578	2,221	0.6
Additional paid in capital	6,799,935	6,589,387	210,548	3.2
Retained earnings	10,924,650	10,739,449	185,201	1.7
Treasury stock, at cost, and other	(1,612,167)	(1,751,449)	(139,282)	(8.0)
Accumulated other comprehensive income, net of tax	921,935	920,888	1,047	0.1

Total shareholders’ equity	17,907,152	17,368,853	538,299	3.1

Total liabilities and shareholders’ equity	$177,413,501	$180,314,372	($2,900,871)	(1.6)

Common shares outstanding	353,542,105	349,052,800	4,489,305	1.3
Common shares authorized	750,000,000	750,000,000	-	-
Preferred shares outstanding	5,000	5,000	-	-
Preferred shares authorized	50,000,000	50,000,000	-	-
Treasury shares of common stock	19,257,264	21,525,598	(2,268,334)	(10.5)

[1] Includes net unrealized gains of	$1,655,504	$2,035,623	($380,119)	(18.7)%
[2] Includes earning assets of	154,716,384	157,094,873	(2,378,489)	(1.5)
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEETS

(Dollars in thousands) (Unaudited)

	As of
	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
ASSETS
Cash and due from banks	$3,564,824	$3,994,267	$4,270,917	$4,162,456	$4,254,430
Interest-bearing deposits in other banks	22,566	21,283	24,355	29,684	25,991
Funds sold and securities purchased under agreements to resell	1,920,276	1,247,495	1,347,329	968,553	1,143,995
Trading assets	10,327,795	10,932,251	10,518,379	9,566,806	13,044,972
Securities available for sale [1]	15,118,073	15,882,088	16,264,107	15,243,133	14,725,957
Loans held for sale	5,260,892	6,977,289	8,851,695	8,675,427	12,474,932
Loans:
Commercial	38,800,537	37,306,872	35,929,400	34,969,714	34,362,837
Real estate:
Home equity lines	15,726,998	15,134,297	14,911,598	14,598,774	14,303,659
Construction	12,542,775	12,980,917	13,776,651	14,358,990	14,417,949
Residential mortgages	32,509,029	33,092,433	32,779,744	31,603,884	30,759,216
Commercial real estate	13,693,933	12,893,708	12,609,543	12,487,309	12,416,329
Consumer:
Direct	4,528,576	4,192,168	3,963,869	4,419,290	4,391,739
Indirect	7,077,510	7,305,213	7,494,130	7,642,099	7,739,369
Credit card	945,446	807,587	854,059	668,353	396,624

Total loans	125,824,804	123,713,195	122,318,994	120,748,413	118,787,722
Allowance for loan and lease losses	(1,829,400)	(1,545,340)	(1,282,504)	(1,093,691)	(1,050,362)

Net loans	123,995,404	122,167,855	121,036,490	119,654,722	117,737,360
Goodwill	7,056,015	6,923,033	6,921,493	6,912,110	6,897,050
Other intangible assets	1,442,056	1,430,268	1,362,995	1,327,060	1,290,460
Other real estate owned	334,519	244,906	183,753	156,106	100,973
Other assets	8,371,081	9,166,212	8,792,420	9,161,172	8,618,252

Total assets [2]	$177,413,501	$178,986,947	$179,573,933	$175,857,229	$180,314,372

LIABILITIES
Noninterest-bearing consumer and commercial deposits	$22,184,774	$22,325,750	$21,083,234	$20,857,240	$22,725,654
Interest-bearing consumer and commercial deposits:
NOW accounts	21,612,407	22,292,330	22,558,374	20,319,435	20,255,930
Money market accounts	26,016,859	25,843,396	24,522,640	24,011,524	21,645,616
Savings	3,990,277	3,990,007	3,917,099	4,376,155	4,698,516
Consumer time	16,582,510	16,876,836	17,264,208	17,037,866	16,745,010
Other time	12,046,718	12,104,125	12,524,470	12,231,832	11,751,246

Total consumer and commercial deposits	102,433,545	103,432,444	101,870,025	98,834,052	97,821,972
Brokered deposits	12,787,957	11,034,332	11,715,024	14,188,886	16,659,978
Foreign deposits	4,538,435	1,712,504	4,257,601	2,836,775	8,408,752

Total deposits	119,759,937	116,179,280	117,842,650	115,859,713	122,890,702
Funds purchased	3,063,696	3,795,641	3,431,185	1,512,054	3,405,459
Securities sold under agreements to repurchase	5,156,986	5,446,204	5,748,277	5,548,486	6,081,096
Other short-term borrowings	2,682,808	3,061,003	3,021,358	2,971,761	2,083,518
Long-term debt	21,327,576	23,602,919	22,956,508	22,661,381	20,604,933
Trading liabilities	2,430,521	2,356,037	2,160,385	1,906,002	2,156,279
Other liabilities	5,084,825	6,114,415	6,361,052	7,490,585	5,723,532

Total liabilities	159,506,349	160,555,499	161,521,415	157,949,982	162,945,519

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	500,000	500,000	500,000	500,000	500,000
Common stock, $1.00 par value	372,799	370,578	370,578	370,578	370,578
Additional paid in capital	6,799,935	6,682,828	6,707,293	6,709,002	6,589,387
Retained earnings	10,924,650	10,661,250	10,646,640	10,897,059	10,739,449
Treasury stock, at cost, and other	(1,612,167)	(1,692,117)	(1,779,142)	(1,821,360)	(1,751,449)
Accumulated other comprehensive income, net of tax	921,935	1,908,909	1,607,149	1,251,968	920,888

Total shareholders’ equity	17,907,152	18,431,448	18,052,518	17,907,247	17,368,853

Total liabilities and shareholders’ equity	$177,413,501	$178,986,947	$179,573,933	$175,857,229	$180,314,372

Common shares outstanding	353,542,105	349,832,264	348,411,163	348,073,971	349,052,800
Common shares authorized	750,000,000	750,000,000	750,000,000	750,000,000	750,000,000
Preferred shares outstanding	5,000	5,000	5,000	5,000	5,000
Preferred shares authorized	50,000,000	50,000,000	50,000,000	50,000,000	50,000,000
Treasury shares of common stock	19,257,264	20,746,134	22,167,235	22,504,427	21,525,598

[1] Includes net unrealized gains of	$1,655,504	$2,835,823	$2,724,643	$2,391,606	$2,035,623
[2] Includes earning assets of	154,716,384	152,714,700	154,397,231	151,228,575	157,094,873

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	June 30, 2008			March 31, 2008
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$32,113.4	$507.0	6.32%	$32,440.0	$521.3	6.43%
Real estate construction	11,471.9	149.5	5.24	12,450.2	189.8	6.13
Real estate home equity lines	14,980.1	195.8	5.26	14,603.0	234.3	6.45
Real estate commercial	13,876.7	192.8	5.59	13,113.1	201.3	6.17
Commercial - FTE [1]	37,600.1	501.4	5.36	36,374.6	539.2	5.96
Credit card	816.0	5.4	2.62	774.4	2.9	1.52
Consumer - direct	4,382.4	63.4	5.82	4,063.4	62.5	6.19
Consumer - indirect	7,437.2	115.9	6.27	7,645.3	120.2	6.32
Nonaccrual and restructured	2,514.1	7.5	1.20	1,799.0	5.4	1.21

Total loans	125,191.9	1,738.7	5.59	123,263.0	1,876.9	6.12
Securities available for sale:
Taxable	11,769.6	186.0	6.32	12,087.1	186.8	6.18
Tax-exempt - FTE [1]	1,057.5	16.0	6.05	1,071.4	16.5	6.13

Total securities available for sale - FTE [1]	12,827.1	202.0	6.30	13,158.5	203.3	6.18
Funds sold and securities purchased under agreements to resell	1,331.1	6.7	2.00	1,326.9	8.9	2.67
Loans held for sale	5,148.5	72.5	5.63	6,865.7	99.0	5.77
Interest-bearing deposits	21.4	0.2	3.77	21.9	0.2	4.54
Interest earning trading assets	7,963.0	74.5	3.76	8,367.6	98.0	4.71

Total earning assets	152,483.0	2,094.6	5.52	153,003.6	2,286.3	6.01
Allowance for loan and lease losses	(1,828.7)			(1,393.1)
Cash and due from banks	3,070.1			3,166.5
Other assets	17,186.1			17,076.4
Noninterest earning trading assets	2,342.4			2,609.5
Unrealized gains on securities available for sale, net	2,295.9			2,454.0

Total assets	$175,548.8			$176,916.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$21,762.4	$62.5	1.15%	$21,981.1	$101.9	1.87%
Money market accounts	26,031.8	116.7	1.80	25,342.7	154.7	2.46
Savings	3,939.1	3.9	0.40	3,917.0	5.7	0.59
Consumer time	16,726.7	165.2	3.97	17,030.8	187.8	4.43
Other time	11,921.1	118.8	4.01	12,280.5	141.1	4.62

Total interest-bearing consumer and commercial deposits	80,381.1	467.1	2.34	80,552.1	591.2	2.95
Brokered deposits	11,135.4	93.4	3.32	11,216.4	123.0	4.34
Foreign deposits	3,932.9	19.3	1.95	4,252.2	33.6	3.13

Total interest-bearing deposits	95,449.4	579.8	2.44	96,020.7	747.8	3.13
Funds purchased	2,792.5	13.5	1.92	2,885.7	21.9	3.00
Securities sold under agreements to repurchase	5,388.4	21.8	1.60	5,889.4	35.1	2.36
Interest-bearing trading liabilities	849.2	6.6	3.12	713.0	6.0	3.41
Other short-term borrowings	2,650.6	13.1	1.99	2,887.6	22.8	3.17
Long-term debt	22,298.6	274.8	4.96	22,808.3	284.9	5.02

Total interest-bearing liabilities	129,428.7	909.6	2.83	131,204.7	1,118.5	3.43
Noninterest-bearing deposits	21,345.9			20,616.3
Other liabilities	5,162.4			5,347.4
Noninterest-bearing trading liabilities	1,518.6			1,686.8
Shareholders’ equity	18,093.2			18,061.7

Total liabilities and shareholders’ equity	$175,548.8			$176,916.9

Interest Rate Spread			2.69%			2.58%

Net Interest Income - FTE [1]		$1,185.0			$1,167.8

Net Interest Margin [2]			3.13%			3.07%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Three Months Ended
	December 31, 2007			September 30, 2007			June 30, 2007
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$31,990.3	$517.4	6.47%	$31,003.5	$498.5	6.43%	$30,754.4	$493.2	6.42%
Real estate construction	13,250.9	238.8	7.15	13,686.6	260.0	7.54	13,710.1	259.4	7.59
Real estate home equity lines	14,394.8	268.1	7.39	14,133.1	279.5	7.85	13,849.7	272.4	7.89
Real estate commercial	12,891.6	221.2	6.81	12,759.3	225.3	7.01	12,731.8	220.8	6.95
Commercial - FTE [1]	34,879.3	564.9	6.43	34,247.9	562.6	6.52	33,607.7	539.6	6.44
Credit card	690.1	2.1	1.23	516.3	4.2	3.29	403.7	5.9	5.80
Consumer - direct	3,949.3	70.7	7.10	4,368.0	80.0	7.26	4,347.5	78.2	7.21
Consumer - indirect	7,877.3	125.7	6.33	7,966.4	124.6	6.21	8,063.6	123.1	6.12
Nonaccrual and restructured	1,170.7	4.3	1.45	877.5	3.8	1.72	696.1	4.8	2.76

Total loans	121,094.3	2,013.2	6.60	119,558.6	2,038.5	6.76	118,164.6	1,997.4	6.78
Securities available for sale:
Taxable	11,814.6	182.9	6.19	11,546.2	179.7	6.23	11,014.3	167.7	6.09
Tax-exempt - FTE [1]	1,054.0	16.0	6.07	1,040.9	15.8	6.05	1,041.2	15.2	5.85

Total securities available for sale - FTE [1]	12,868.6	198.9	6.18	12,587.1	195.5	6.21	12,055.5	182.9	6.07
Funds sold and securities purchased under agreements to resell	1,066.1	11.6	4.25	872.5	11.1	4.99	1,038.1	13.2	5.04
Loans held for sale	8,777.6	139.2	6.34	9,748.0	155.6	6.39	13,454.3	200.4	5.96
Interest-bearing deposits	18.2	0.3	6.22	24.9	0.3	4.28	24.1	0.3	5.74
Interest earning trading assets	7,716.2	112.8	5.80	9,536.5	141.2	5.88	12,857.6	174.3	5.44

Total earning assets	151,541.0	2,476.0	6.48	152,327.6	2,542.2	6.62	157,594.2	2,568.5	6.54
Allowance for loan and lease losses	(1,114.9)			(1,059.1)			(1,037.6)
Cash and due from banks	3,462.6			3,417.2			3,427.7
Other assets	17,172.3			16,719.9			16,626.9
Noninterest earning trading assets	1,660.9			1,155.9			986.6
Unrealized gains on securities available for sale, net	2,408.6			2,091.9			2,398.7

Total assets	$175,130.5			$174,653.4			$179,996.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$20,737.2	$121.0	2.32%	$19,543.4	$117.9	2.39%	$20,065.8	$119.0	2.38%
Money market accounts	24,261.5	177.7	2.91	22,560.3	160.0	2.81	21,773.3	142.0	2.62
Savings	4,177.7	11.1	1.05	4,456.5	13.3	1.19	4,786.7	14.8	1.24
Consumer time	17,170.7	197.2	4.56	16,839.9	193.4	4.56	16,942.3	190.5	4.51
Other time	12,353.3	151.5	4.87	11,862.4	146.3	4.89	11,962.4	144.5	4.85

Total interest-bearing consumer and commercial deposits	78,700.4	658.5	3.32	75,262.5	630.9	3.33	75,530.5	610.8	3.24
Brokered deposits	12,771.1	168.2	5.15	15,806.3	214.6	5.31	16,972.2	227.5	5.30
Foreign deposits	2,945.9	32.6	4.33	5,333.6	68.8	5.05	7,011.2	92.9	5.24

Total interest-bearing deposits	94,417.4	859.3	3.61	96,402.4	914.3	3.76	99,513.9	931.2	3.75
Funds purchased	2,151.4	24.1	4.38	2,291.3	28.9	4.94	3,967.7	52.2	5.21
Securities sold under agreements to repurchase	5,706.7	55.2	3.78	5,732.2	64.7	4.42	6,339.0	74.4	4.64
Interest-bearing trading liabilities	504.2	3.5	2.75	354.1	3.4	3.85	453.1	4.4	3.87
Other short-term borrowings	3,202.8	37.4	4.63	2,730.1	33.6	4.89	2,262.3	28.3	5.02
Long-term debt	22,808.1	301.7	5.25	21,143.5	278.1	5.22	19,772.4	258.0	5.24

Total interest-bearing liabilities	128,790.6	1,281.2	3.95	128,653.6	1,323.0	4.08	132,308.4	1,348.5	4.09
Noninterest-bearing deposits	20,948.1			21,445.1			22,395.8
Other liabilities	5,812.5			5,633.7			6,185.4
Noninterest-bearing trading liabilities	1,546.5			1,370.8			1,178.8
Shareholders’ equity	18,032.8			17,550.2			17,928.1

Total liabilities and shareholders’ equity	$175,130.5			$174,653.4			$179,996.5

Interest Rate Spread			2.53%			2.54%			2.45%

Net Interest Income - FTE [1]		$1,194.8			$1,219.2			$1,220.0

Net Interest Margin [2]			3.13%			3.18%			3.10%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED DAILY AVERAGE BALANCES,

AVERAGE YIELDS EARNED AND RATES PAID

(Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Six Months Ended
	June 30, 2008			June 30, 2007
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate 1-4 family	$32,276.7	$1,028.4	6.37%	$32,412.5	$1,020.6	6.30%
Real estate construction	11,961.1	339.3	5.70	13,571.0	512.1	7.61
Real estate home equity lines	14,791.6	430.0	5.85	13,794.2	540.6	7.90
Real estate commercial	13,494.9	394.0	5.87	12,780.9	441.0	6.96
Commercial - FTE [1]	36,987.3	1,040.6	5.66	33,819.1	1,075.2	6.41
Credit card	795.2	8.3	2.09	386.7	11.3	5.87
Consumer - direct	4,222.9	125.9	6.00	4,284.3	154.2	7.26
Consumer - indirect	7,541.3	236.1	6.30	8,114.8	245.1	6.09
Nonaccrual and restructured	2,156.5	12.9	1.21	667.0	9.2	2.80

Total loans	124,227.5	3,615.5	5.85	119,830.5	4,009.3	6.75
Securities available for sale:
Taxable	11,928.3	372.8	6.25	8,844.5	276.3	6.25
Tax-exempt - FTE [1]	1,064.5	32.4	6.09	1,040.0	30.5	5.86

Total securities available for sale - FTE [1]	12,992.8	405.2	6.24	9,884.5	306.8	6.21
Funds sold and securities purchased under agreement to resell	1,329.0	15.7	2.33	1,022.3	26.1	5.08
Loans held for sale	6,007.1	171.5	5.71	12,336.0	374.1	6.07
Interest-bearing deposits	21.6	0.5	4.16	26.4	0.8	5.71
Interest earning trading assets	8,165.3	172.5	4.25	15,429.0	403.2	5.27

Total earning assets	152,743.3	4,380.9	5.77	158,528.7	5,120.3	6.51
Allowance for loan and lease losses	(1,610.9)			(1,044.0)
Cash and due from banks	3,118.3			3,473.6
Other assets	17,131.2			16,450.8
Noninterest earning trading assets	2,475.9			985.9
Unrealized gains on securities available for sale, net	2,375.0			2,352.2

Total assets	$176,232.8			$180,747.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$21,871.7	$164.4	1.51%	$19,943.6	$235.0	2.38%
Money market accounts	25,687.2	271.4	2.12	21,930.3	284.8	2.62
Savings	3,928.1	9.7	0.50	4,905.1	31.1	1.28
Consumer time	16,878.8	353.0	4.21	16,876.2	373.6	4.46
Other time	12,100.8	259.8	4.32	12,038.7	288.5	4.83

Total interest-bearing consumer and commercial deposits	80,466.6	1,058.3	2.64	75,693.9	1,213.0	3.23
Brokered deposits	11,175.9	216.4	3.83	17,925.1	478.3	5.31
Foreign deposits	4,092.5	52.9	2.56	7,416.1	195.8	5.25

Total interest-bearing deposits	95,735.0	1,327.6	2.79	101,035.1	1,887.1	3.77
Funds purchased	2,839.1	35.4	2.47	4,328.4	113.4	5.21
Securities sold under agreements to repurchase	5,638.9	56.9	2.00	6,552.4	154.0	4.67
Interest-bearing trading liabilities	781.1	12.6	3.25	431.3	8.7	4.05
Other short-term borrowings	2,769.1	35.9	2.60	2,011.8	50.0	5.01
Long-term debt	22,553.5	559.7	4.99	19,388.7	498.9	5.19

Total interest-bearing liabilities	130,316.7	2,028.1	3.13	133,747.7	2,712.1	4.09
Noninterest-bearing deposits	20,981.0			22,165.7
Other liabilities	5,254.9			5,844.1
Noninterest-bearing trading liabilities	1,602.7			1,164.9
Shareholders’ equity	18,077.5			17,824.8

Total liabilities and shareholders’ equity	$176,232.8			$180,747.2

Interest Rate Spread			2.64%			2.42%

Net Interest Income - FTE [1]		$2,352.8			$2,408.2

Net Interest Margin [2]			3.10%			3.06%

[1]

The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]	The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

Three Months Ended	Six Months Ended
June 30	Increase/(Decrease)	June 30	Increase/(Decrease)
2008	2007	Amount	% [1]	2008	2007	Amount	% [1]
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,545,340	$1,033,939	$511,401	49.5%	$1,282,504	$1,044,521	$237,983	22.8%
Provision for loan losses	448,027	104,680	343,347	NM	1,008,049	161,121	846,928	NM
Allowance associated with loans at fair value[2]	-	-	-	-	-	(4,100)	(4,100)	100.0
Allowance from GB&T acquisition	158,705	-	158,705	NM	158,705	-	158,705	NM
Charge-offs
Commercial	(47,738)	(40,853)	6,885	16.9	(86,027)	(63,133)	22,894	36.3
Real estate:
Home equity lines	(94,857)	(24,429)	70,428	NM	(193,459)	(40,301)	153,158	NM
Construction	(35,399)	(1,468)	33,931	NM	(58,581)	(2,066)	56,515	NM
Residential mortgages	(126,055)	(19,615)	106,440	NM	(235,241)	(33,908)	201,333	NM
Commercial real estate	(563)	(694)	(131)	(18.9)	(796)	(981)	(185)	(18.9)
Consumer:
Direct	(7,852)	(5,362)	2,490	46.4	(18,167)	(11,218)	6,949	61.9
Indirect	(43,101)	(19,301)	23,800	NM	(85,990)	(45,062)	40,928	90.8

Total charge-offs	(355,565)	(111,722)	243,843	NM	(678,261)	(196,669)	481,592	NM

Recoveries
Commercial	7,255	5,536	1,719	31.1	12,991	11,307	1,684	14.9
Real estate:
Home equity lines	5,650	2,323	3,327	NM	8,018	3,506	4,512	NM
Construction	182	244	(62)	(25.4)	260	363	(103)	(28.4)
Residential mortgages	1,644	1,614	30	1.9	2,867	3,027	(160)	(5.3)
Commercial real estate	35	162	(127)	(78.4)	197	203	(6)	(3.0)
Consumer:
Direct	2,119	2,568	(449)	(17.5)	4,500	5,021	(521)	(10.4)
Indirect	16,008	11,018	4,990	45.3	29,570	22,062	7,508	34.0

Total recoveries	32,893	23,465	9,428	40.2	58,403	45,489	12,914	28.4

Net charge-offs	(322,672)	(88,257)	234,415	NM	(619,858)	(151,180)	468,678	NM

Allowance for loan and lease losses - ending	$1,829,400	$1,050,362	$779,038	74.2	$1,829,400	$1,050,362	$779,038	74.2

Net charge-offs to average loans (annualized)
Commercial	0.42%	0.42%	-%	-%	0.39%	0.30%	0.09%	27.2%
Real estate:
Home equity lines	2.40	0.64	1.76	NM	2.52	0.54	1.98	NM
Construction	1.16	0.04	1.12	NM	0.93	0.03	0.90	NM
Residential mortgages	1.49	0.23	1.26	NM	1.39	0.19	1.20	NM
Commercial real estate	0.02	0.02	-	-	0.01	0.01	-	-
Consumer:
Direct	0.53	0.26	0.27	NM	0.65	0.29	0.36	NM
Indirect	1.46	0.41	1.05	NM	1.50	0.57	0.93	NM
Total net charge-offs to total average loans	1.04	0.30	0.74	NM	1.00	0.25	0.75	NM

Period Ended
Nonaccrual loans
Commercial	$117,168	$91,895	$25,273	27.5%
Real estate:
Home equity lines	216,839	52,449	164,390	NM
Construction	772,353	77,936	694,417	NM
Residential mortgages	1,356,710	447,951	908,759	NM
Commercial real estate	124,523	44,168	80,355	NM
Consumer loans	37,735	22,401	15,334	68.5

Total nonaccrual loans	2,625,328	736,800	1,888,528	NM
Restructured loans	163,358	27,816	135,542	NM

Total nonperforming loans	2,788,686	764,616	2,024,070	NM
Other real estate owned (OREO)	334,519	100,973	233,546	NM
Other repossessed assets	13,203	7,250	5,953	82.1

Total nonperforming assets	$3,136,408	$872,839	$2,263,569	NM

Total accruing loans past due 90 days or more	$753,558	$449,038	$304,520	67.8%

Total nonperforming loans to total loans	2.22%	0.64%	1.58%	NM	%
Total nonperforming assets to total loans plus OREO and other repossessed assets	2.49	0.73	1.76	NM
Allowance to period-end loans [3]	1.46	0.89	0.57	64.0
Allowance to nonperforming loans [4]	72.0	160.7	(88.7)	(55.2)
Allowance to annualized net charge-offs	1.41	x	2.97	x	(1.56	)x	(52.5)

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]	Amount removed from the allowance for loan losses related to the Company’s election to record $4.1 billion of residential mortgages at fair value.
[3]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the period-end loan amount, only loans measured at amortized cost. Previously, period-end loans included loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Loans measured at fair value or the lower of cost or market that have been excluded from the prior period calculation were $110,841, which did not change the calculation by more than one basis point as of June 30, 2007.

[4]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the nonperforming loan amount, only loans measured at amortized cost. Previously, this calculation included nonperforming loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Nonperforming loans measured at fair value or the lower of cost or market that have been excluded from the prior period calculation were $110,841, which increased the calculation approximately 23 basis points as of June 30, 2007.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER OTHER FINANCIAL DATA

(Dollars in thousands) (Unaudited)

Three Months Ended
June 30 2008	March 31 2008	Increase/(Decrease)	December 31 2007	September 30 2007	June 30 2007
Amount	%[1]
CREDIT DATA
Allowance for loan and lease losses - beginning	$1,545,340	$1,282,504	$262,836	20.5%	$1,093,691	$1,050,362	$1,033,939
Provision for loan losses	448,027	560,022	(111,995)	(20.0)	356,781	147,020	104,680
Allowance from GB&T acquisition	158,705	-	158,705	NM	-	-	-
Charge-offs
Commercial	(47,738)	(38,289)	9,449	24.7	(38,239)	(39,487)	(40,853)
Real estate:
Home equity lines	(94,857)	(98,602)	(3,745)	(3.8)	(46,842)	(29,075)	(24,429)
Construction	(35,399)	(23,182)	12,217	52.7	(7,616)	(2,477)	(1,468)
Residential mortgages	(126,055)	(109,186)	16,869	15.4	(59,319)	(19,853)	(19,615)
Commercial real estate	(563)	(233)	330	NM	(299)	(789)	(694)
Consumer:
Direct	(7,852)	(10,315)	(2,463)	(23.9)	(6,630)	(5,661)	(5,362)
Indirect	(43,101)	(42,889)	212	0.5	(32,448)	(28,944)	(19,301)

Total charge-offs	(355,565)	(322,696)	32,869	10.2	(191,393)	(126,286)	(111,722)

Recoveries
Commercial	7,255	5,736	1,519	26.5	6,613	6,322	5,536
Real estate:
Home equity lines	5,650	2,368	3,282	NM	2,182	2,101	2,323
Construction	182	78	104	NM	705	82	244
Residential mortgages	1,644	1,223	421	34.4	1,328	1,107	1,614
Commercial real estate	35	162	(127)	(78.4)	846	861	162
Consumer:
Direct	2,119	2,381	(262)	(11.0)	2,484	2,108	2,568
Indirect	16,008	13,562	2,446	18.0	9,267	10,014	11,018

Total recoveries	32,893	25,510	7,383	28.9	23,425	22,595	23,465

Net charge-offs	(322,672)	(297,186)	25,486	8.6	(167,968)	(103,691)	(88,257)

Allowance for loan and lease losses - ending	$1,829,400	$1,545,340	$284,060	18.4	$1,282,504	$1,093,691	$1,050,362

Net charge-offs to average loans (annualized)
Commercial	0.42%	0.35%	0.07%	20.7%	0.35%	0.38%	0.42%
Real estate:
Home equity lines	2.40	2.65	(0.25)	(9.6)	1.23	0.76	0.64
Construction	1.16	0.72	0.44	61.1	0.20	0.07	0.04
Residential mortgages	1.49	1.29	0.20	15.4	0.70	0.24	0.23
Commercial real estate	0.02	-	0.02	NM	(0.02)	-	0.02
Consumer:
Direct	0.53	0.79	(0.26)	(33.4)	0.42	0.32	0.26
Indirect	1.46	1.53	(0.07)	(4.7)	1.16	0.94	0.41
Total net charge-offs to total average loans	1.04	0.97	0.07	7.2	0.55	0.34	0.30

Period Ended
Nonaccrual loans
Commercial	$117,168	$97,930	$19,238	19.6%	$74,463	$74,246	$91,895
Real estate:
Home equity lines	216,839	193,153	23,686	12.3	135,700	80,966	52,449
Construction	772,353	520,704	251,649	48.3	295,335	158,194	77,936
Residential mortgages	1,356,710	1,115,071	241,639	21.7	841,376	595,856	447,951
Commercial real estate	124,523	64,251	60,272	93.8	44,502	40,649	44,168
Consumer loans	37,735	46,851	(9,116)	(19.5)	39,031	24,880	22,401
Total nonaccrual loans	2,625,328	2,037,960	587,368	28.8	1,430,407	974,791	736,800
Restructured loans	163,358	30,787	132,571	NM	29,851	29,057	27,816

Total nonperforming loans	2,788,686	2,068,747	719,939	34.8	1,460,258	1,003,848	764,616
Other real estate owned (OREO)	334,519	244,906	89,613	36.6	183,753	156,106	100,973
Other repossessed assets	13,203	6,340	6,863	NM	11,536	9,974	7,250

Total nonperforming assets	$3,136,408	$2,319,993	$816,415	35.2	$1,655,547	$1,169,928	$872,839

Total accruing loans past due 90 days or more	$753,558	$743,969	$9,589	1.3%	$611,003	$495,384	$449,038

Total nonperforming loans to total loans	2.22%	1.67%	0.55%	32.9%	1.19%	0.83%	0.64%
Total nonperforming assets to total loans plus OREO and other repossessed assets	2.49	1.87	0.62	33.2	1.35	0.97	0.73
Allowance to period-end loans [2]	1.46	1.25	0.21	16.8	1.05	0.91	0.89
Allowance to nonperforming loans [3]	72.0	81.6	(9.6)	(11.7)	99.5	125.2	160.7
Allowance to annualized net charge-offs	1.41	x	1.29	x	0.12	x	9.3	1.92	x	2.66	x	2.97	x

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[2]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the period-end loan amount, only loans measured at amortized cost. Previously, period-end loans included loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Loans measured at fair value or the lower of cost or market that have been excluded from the prior periods calculation were $450,662, $392,259, $131,514, and $110,841, as of March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007, respectively, which did not change the calculation by more than one basis point as of March 31, 2008, December 31, 2007, September 30, 2007 or June 30, 2007, respectively.

[3]

During the second quarter of 2008, the Company revised its method of calculating this ratio to include, within the nonperforming loan amount, only loans measured at amortized cost. Previously, this calculation included nonperforming loans measured at fair value or the lower of cost or market. The Company believes this is an improved method of calculation due to the fact that the allowance for loan losses relates solely to the loans measured at amortized cost. Nonperforming loans measured at fair value or the lower of cost or market that have been excluded from the prior periods calculation were $173,752, $171,475, $129,962, and $110,841, as of March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007, respectively, which increased the calculation approximately 7, 12, 16, and 23 basis points as of March 31, 2008, December 31, 2007, September 30, 2007 and June 30, 2007, respectively.

SunTrust Banks, Inc. and Subsidiaries

OTHER FINANCIAL DATA (continued)

(Dollars and shares in thousands, except per share data) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30					June 30
	Core Deposit Intangible	Mortgage Servicing Rights	Other	Total		Core Deposit Intangible	Mortgage Servicing Rights	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$222,829	$921,255	$149,373	$1,293,457		$241,614	$810,509	$129,861	$1,181,984
Amortization	(17,255)	(46,578)	(7,649)	(71,482)		(36,040)	(87,937)	(12,407)	(136,384)
Mortgage Servicing Rights (“MSRs”) originated	-	182,991	-	182,991		-	335,096	-	335,096
Purchase of GenSpring (formerly AMA, LLC) minority shares	-	-	1,150	1,150		-	-	1,278	1,278
Intangible assets obtained from sale upon merger of Lighthouse Partners, net[1]	-	-	-	-		-	-	24,142	24,142
Sale/securitization of MSRs	-	(115,656)	-	(115,656)		-	(115,656)	-	(115,656)

Balance June 30, 2007	$205,574	$942,012	$142,874	$1,290,460		$205,574	$942,012	$142,874	$1,290,460

Balance, beginning of period	$157,703	$1,143,405	$129,160	$1,430,268		$172,655	$1,049,425	$140,915	$1,362,995
Amortization	(14,228)	(56,634)	(5,506)	(76,368)		(29,180)	(113,077)	(11,269)	(153,526)
MSRs originated	-	145,974	-	145,974		-	298,278	-	298,278
MSRs impairment reserve	-	-	-	-		-	(1,881)	-	(1,881)
MSRs impairment recovery	-	1,881	-	1,881		-	1,881	-	1,881
Sale of interest in Lighthouse Partners	-	-	-	-		-	-	(5,992)	(5,992)
Sale/securitization of MSRs	-	(41,176)	-	(41,176)		-	(41,176)	-	(41,176)
Customer intangible impairment charge	-	-	(45,000)	(45,000)		-	-	(45,000)	(45,000)
Acquisition of GB&T	29,510	-	-	29,510		29,510	-	-	29,510
Sale of First Mercantile	-	-	(3,033)	(3,033)		-	-	(3,033)	(3,033)

Balance June 30, 2008	$172,985	$1,193,450	$75,621	$1,442,056		$172,985	$1,193,450	$75,621	$1,442,056

	Three Months Ended
	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007
COMMON SHARE ROLLFORWARD
Beginning balance	349,832	348,411	348,074	349,053	356,505
Common shares issued/exchanged for employee benefit plans, stock option, performance and restricted stock activity	1,489	1,421	337	483	1,228
Common shares issued for acquisition of GB&T	2,221	-	-	-	-
Acquisition of treasury stock	-	-	-	(1,462)	(8,680)

Ending balance	353,542	349,832	348,411	348,074	349,053

COMMON STOCK REPURCHASE ACTIVITY
Number of common shares repurchased[2]	19	17	12	1,472	8,715
Average price per share of repurchased common shares	$57.76	$62.38	$69.31	$81.00	$87.02
Total cost to acquire treasury shares	$-	$-	$-	$-	$853,386
Maximum number of common shares that may yet be purchased under plans or programs [3]	30,000	30,000	30,000	30,000	2,471

[1]

During the first quarter of 2007 SunTrust merged its wholly-owned subsidiary, Lighthouse Partners, into Lighthouse Investment Partners, LLC in exchange for a minority interest in Lighthouse Investment Partners, LLC and a revenue-sharing agreement. This transaction resulted in a $7.9 million decrease in existing intangible assets and a new intangible asset of $32.0 million.

[2]

This figure includes shares repurchased pursuant to SunTrust’s employee stock option plans, pursuant to which participants may pay the exercise price upon exercise of SunTrust stock options by surrendering shares of SunTrust common stock which the participant already owns.

[3]

In August 2006, the Board authorized the Company to repurchase up to an additional $1 billion or 13,333,334 shares of the Company’s Common Stock, under which authority the Company repurchased 9,926,589 shares during 2006 under an Accelerated Share Repurchase Agreement (“ASR”). The 3,406,745 shares remaining under the August 2006 authorization, combined with 8,360,000 shares remaining under Board Authorization from April 2006, left the Company with authorization to repurchase up to 11,766,745 shares as of January 1, 2007. The Company completed the aforementioned ASR with the repurchase of 615,514 shares during the first quarter of 2007. During 2007, the Company entered into a second ASR, as announced in the Company’s 8-K filing on June 7, 2007, by repurchasing 8,022,254 shares during the second quarter of 2007. This ASR was completed in the third quarter of 2007 when the Company received, without additional payment, an additional 1,462,091 shares. On August 14, 2007, the Board of Directors authorized the Company to repurchase up to 30 million shares of common stock and specified that such authorization replaced (terminated) existing unused authorizations.

SunTrust Banks, Inc. and Subsidiaries

RECONCILEMENT OF NON-GAAP MEASURES

APPENDIX A TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended					Six Months Ended
	June 30 2008	March 31 2008	December 31 2007	September 30 2007	June 30 2007	June 30 2008	June 30 2007
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE
Net income	$540,362	$290,555	$11,124	$420,164	$681,431	$830,917	$1,202,727
Securities (gains)/losses, net of tax	(345,807)	37,563	(3,530)	(614)	(146,575)	(308,244)	(146,588)

Net income excluding net securities (gains)/losses, net of tax	194,555	328,118	7,594	419,550	534,856	522,673	1,056,139
The Coca-Cola Company dividend, net of tax	(14,738)	(14,738)	(13,206)	(13,210)	(13,218)	(29,477)	(27,798)

Net income/(loss) excluding net securities (gains)/losses and The Coca-Cola Company dividend	179,817	313,380	(5,612)	406,340	521,638	493,196	1,028,341
Preferred dividends	5,112	6,977	7,867	7,526	7,519	12,089	14,882

Net income/(loss) available to common shareholders excluding net securities (gains)/losses and The Coca-Cola Company dividend	$174,705	$306,403	($13,479)	$398,814	$514,119	$481,107	$1,013,459

Total average assets	$175,548,768	$176,916,901	$175,130,464	$174,653,377	$179,996,457	$176,232,836	$180,747,241
Average net unrealized securities gains	(2,295,932)	(2,453,981)	(2,408,596)	(2,091,892)	(2,398,651)	(2,374,957)	(2,352,236)

Average assets less net unrealized securities gains	$173,252,836	$174,462,920	$172,721,868	$172,561,485	$177,597,806	$173,857,879	$178,395,005

Total average common shareholders’ equity	$17,593,229	$17,561,709	$17,532,786	$17,050,182	$17,428,101	17,577,470	$17,324,815
Average accumulated other comprehensive income	(1,488,305)	(1,533,427)	(1,292,785)	(998,561)	(1,206,487)	(1,510,866)	(1,140,856)

Total average realized common shareholders’ equity	$16,104,924	$16,028,282	$16,240,001	$16,051,621	$16,221,614	$16,066,604	$16,183,959

Return on average total assets	1.24%	0.66%	0.03%	0.95%	1.52%	0.95%	1.34%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	(0.82)	0.06	(0.04)	(0.02)	(0.34)	(0.38)	(0.18)

Return on average total assets less net unrealized securities gains [1]	0.42%	0.72%	(0.01)%	0.93%	1.18%	0.57%	1.16%

Return on average common shareholders’ equity	12.24%	6.49%	0.07%	9.60%	15.51%	9.37%	13.83%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company dividend	(7.88)	1.20	(0.40)	0.26	(2.80)	(3.35)	(1.20)

Return on average realized common shareholders’ equity [2]	4.36%	7.69%	(0.33)%	9.86%	12.71%	6.02%	12.63%

Efficiency ratio [3]	53.06%	56.40%	82.19%	63.35%	52.69%	54.60%	56.00%
Impact of excluding amortization/impairment of intangible assets other than MSRs	(2.49)	(0.93)	(1.33)	(1.22)	(1.05)	(1.77)	(1.09)

Tangible efficiency ratio [4]	50.57%	55.47%	80.86%	62.13%	51.64%	52.83%	54.91%

Total shareholders’ equity	$17,907,152	$18,431,448	$18,052,518	$17,907,247	$17,368,853
Goodwill	(7,056,015)	(6,923,033)	(6,921,493)	(6,912,110)	(6,897,050)
Other intangible assets including MSRs	(1,442,056)	(1,430,268)	(1,362,995)	(1,327,060)	(1,290,460)
MSRs	1,193,450	1,143,405	1,049,426	995,984	942,012

Tangible equity	$10,602,531	$11,221,552	$10,817,456	$10,664,061	$10,123,355

Total assets	$177,413,501	$178,986,947	$179,573,933	$175,857,229	$180,314,372
Goodwill	(7,056,015)	(6,923,033)	(6,921,493)	(6,912,110)	(6,897,050)
Other intangible assets including MSRs	(1,442,056)	(1,430,268)	(1,362,995)	(1,327,060)	(1,290,460)
MSRs	1,193,450	1,143,405	1,049,426	995,984	942,012

Tangible assets	$170,108,880	$171,777,051	$172,338,871	$168,614,043	$173,068,874

Tangible equity to tangible assets [5]	6.23%	6.53%	6.28%	6.32%	5.85%

Net interest income	$1,156,716	$1,139,867	$1,167,513	$1,192,188	$1,195,284	$2,296,583	$2,359,843
Taxable-equivalent adjustment	28,256	27,975	27,244	27,055	24,668	56,231	48,381

Net interest income - FTE	1,184,972	1,167,842	1,194,757	1,219,243	1,219,952	2,352,814	2,408,224
Noninterest income	1,413,010	1,057,502	576,017	819,139	1,154,622	2,470,512	2,033,528

Total revenue - FTE	2,597,982	2,225,344	1,770,774	2,038,382	2,374,574	4,823,326	4,441,752
Securities (gains)/losses, net	(549,787)	60,586	(5,694)	(991)	(236,412)	(489,201)	(236,432)

Total revenue - FTE excluding securities (gains)/losses, net [6]	$2,048,195	$2,285,930	$1,765,080	$2,037,391	$2,138,162	$4,334,125	$4,205,320

	As of
	June 30, 2008
CALCULATION OF PRO FORMA TIER 1 CAPITAL

Estimated Tier 1 Capital	$12,521,872
Impact of July 15, 2008 Tier 1 Coca-Cola Company Agreements	727,924
Impact of July charitable gift to SunTrust Foundation	68,527

Pro forma Tier 1 Capital	$13,318,323

[1]

SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the securities portfolio which includes the ownership by the Company of 33.6 million shares of The Coca-Cola Company as of June 30, 2008. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily customer relationship and customer transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, net of tax, by average assets less net unrealized securities gains.

[2]

The Company believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income available to common shareholders, excluding securities gains/losses and The Coca -Cola Company dividend, net of tax, by average realized common shareholders’ equity.

[3]

Computed by dividing noninterest expense by total revenue - FTE. The efficiency ratios are presented on an FTE basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[4]

SunTrust presents a tangible efficiency ratio which excludes the amortization/impairment of intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

[5]

SunTrust presents a tangible equity to tangible assets ratio that excludes the impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

[6]

SunTrust presents total revenue- FTE excluding realized securities (gains)/losses, net. The Company believes noninterest income without net securities (gains)/losses is more indicative of the Company’s performance because it isolates income that is primarily customer relationship and customer transaction driven and is more indicative of normalized operations.

SunTrust Banks, Inc. and Subsidiaries

QUARTER-TO-QUARTER COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE

(Dollars in thousands) (Unaudited)

	Three Months Ended
	June 30 2008	March 31 2008	Increase/ (Decrease)[2]		Sequential Annualized 1, [2] %	June 30 2008	June 30 2007	Increase/ (Decrease)[2]
			Amount	%				Amount	%
STATEMENTS OF INCOME

NET INTEREST INCOME	$1,156,716	$1,139,867	$16,849	1.5%	5.9%	$1,156,716	$1,195,284	($38,568)	(3.2)%
Provision for loan losses	448,027	560,022	(111,995)	(20.0)	(80.0)	448,027	104,680	343,347	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	708,689	579,845	128,844	22.2	88.9	708,689	1,090,604	(381,915)	(35.0)

NONINTEREST INCOME
Service charges on deposit accounts	230,296	211,839	18,457	8.7	34.9	230,296	196,844	33,452	17.0
Trust and investment management income	157,319	161,102	(3,783)	(2.3)	(9.4)	157,319	164,620	(7,301)	(4.4)
Retail investment services	73,764	72,300	1,464	2.0	8.1	73,764	71,785	1,979	2.8
Other charges and fees	129,581	127,231	2,350	1.8	7.4	129,581	118,358	11,223	9.5
Investment banking income	60,987	55,420	5,567	10.0	40.2	60,987	61,999	(1,012)	(1.6)
Trading account profits/(losses) and commissions	(49,306)	28,218	(77,524)	NM	NM	(49,306)	16,437	(65,743)	NM
Card fees	78,566	73,761	4,805	6.5	26.1	78,566	68,580	9,986	14.6
Mortgage production related income	63,508	85,549	(22,041)	(25.8)	NM	63,508	64,322	(814)	(1.3)
Mortgage servicing related income	32,548	29,098	3,450	11.9	47.4	32,548	45,527	(12,979)	(28.5)
Net gain on sale/leaseback of premises	-	37,039	(37,039)	(100.0)	NM	-	-	-	NM
Net gain on sale or merger of Lighthouse interests	-	89,390	(89,390)	(100.0)	NM	-	-	-	NM
Gain on Visa IPO	-	86,305	(86,305)	(100.0)	NM	-	-	-	NM
Gain on sale of First Mercantile	29,648	-	29,648	NM	-	29,648	-	29,648	NM
Other noninterest income	56,312	60,836	(4,524)	(7.4)	(29.7)	56,312	109,738	(53,426)	(48.7)
Securities gains/(losses), net	549,787	(60,586)	610,373	NM	NM	549,787	236,412	313,375	NM

Total noninterest income	1,413,010	1,057,502	355,508	33.6	NM	1,413,010	1,154,622	258,388	22.4

NONINTEREST EXPENSE
Employee compensation and benefits	711,957	715,083	(3,126)	(0.4)	(1.7)	711,957	710,613	1,344	0.2
Net occupancy expense	85,483	86,441	(958)	(1.1)	(4.4)	85,483	84,650	833	1.0
Outside processing and software	107,205	109,165	(1,960)	(1.8)	(7.2)	107,205	100,730	6,475	6.4
Equipment expense	50,991	52,395	(1,404)	(2.7)	(10.7)	50,991	53,823	(2,832)	(5.3)
Marketing and customer development	47,203	55,703	(8,500)	(15.3)	(61.0)	47,203	43,326	3,877	8.9
Amortization/impairment of intangible assets	64,735	20,715	44,020	NM	NM	64,735	24,904	39,831	NM
Net loss on extinguishment of debt	-	11,723	(11,723)	(100.0)	NM	-	-	-	NM
Visa litigation	-	(39,124)	39,124	100.0	NM	-	-	-	NM
Other noninterest expense	310,959	243,043	67,916	27.9	NM	310,959	233,148	77,811	33.4

Total noninterest expense	1,378,533	1,255,144	123,389	9.8	39.3	1,378,533	1,251,194	127,339	10.2

INCOME BEFORE PROVISION FOR INCOME TAXES	743,166	382,203	360,963	94.4	NM	743,166	994,032	(250,866)	(25.2)
Provision for income taxes	202,804	91,648	111,156	NM	NM	202,804	312,601	(109,797)	(35.1)

NET INCOME	540,362	290,555	249,807	86.0	NM	540,362	681,431	(141,069)	(20.7)
Preferred dividends	5,112	6,977	(1,865)	(26.7)	NM	5,112	7,519	(2,407)	(32.0)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$535,250	$283,578	$251,672	88.7	NM	$535,250	$673,912	($138,662)	(20.6)

REVENUE
Net interest income	$1,156,716	$1,139,867	$16,849	1.5%	5.9%	$1,156,716	$1,195,284	($38,568)	(3.2)%
Taxable-equivalent adjustment	28,256	27,975	281	1.0	4.0	28,256	24,668	3,588	14.5

Net interest income - FTE	1,184,972	1,167,842	17,130	1.5	5.9	1,184,972	1,219,952	(34,980)	(2.9)
Noninterest income	1,413,010	1,057,502	355,508	33.6	NM	1,413,010	1,154,622	258,388	22.4

Total revenue - FTE	2,597,982	2,225,344	372,638	16.7	67.0	2,597,982	2,374,574	223,408	9.4

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial-FTE	$37,600	$36,375	$1,225	3.4%	13.5%	$37,600	$33,608	$3,992	11.9%
Real estate home equity lines	14,980	14,603	377	2.6	10.3	14,980	13,850	1,130	8.2
Real estate construction	11,472	12,450	(978)	(7.9)	(31.4)	11,472	13,710	(2,238)	(16.3)
Real estate 1-4 family	32,114	32,440	(326)	(1.0)	(4.0)	32,114	30,754	1,360	4.4
Real estate commercial	13,877	13,113	764	5.8	23.3	13,877	12,732	1,145	9.0
Credit card	816	774	42	5.4	21.5	816	404	412	NM
Consumer - direct	4,382	4,063	319	7.9	31.4	4,382	4,347	35	0.8
Consumer - indirect	7,437	7,646	(209)	(2.7)	(10.9)	7,437	8,064	(627)	(7.8)
Nonaccrual and restructured	2,514	1,799	715	39.8	NM	2,514	696	1,818	NM

Total loans	$125,192	$123,263	$1,929	1.6%	6.3%	$125,192	$118,165	$7,027	5.9%

Average deposits
Noninterest bearing deposits	$21,346	$20,616	$730	3.5%	14.2%	$21,346	$22,396	($1,050)	(4.7)%
NOW accounts	21,762	21,981	(219)	(1.0)	(4.0)	21,762	20,066	1,696	8.5
Money market accounts	26,032	25,343	689	2.7	10.9	26,032	21,773	4,259	19.6
Savings	3,939	3,917	22	0.6	2.3	3,939	4,787	(848)	(17.7)
Consumer and other time	28,648	29,311	(663)	(2.3)	(9.1)	28,648	28,905	(257)	(0.9)

Total consumer and commercial deposits	101,727	101,168	559	0.6	2.2	101,727	97,927	3,800	3.9
Brokered and foreign deposits	15,068	15,469	(401)	(2.6)	(10.4)	15,068	23,983	(8,915)	(37.2)

Total deposits	$116,795	$116,637	$158	0.1%	0.5%	$116,795	$121,910	($5,115)	(4.2)%

SELECTED CREDIT DATA (Dollars in thousands)

Nonaccrual loans	$2,625,328	$2,037,960	$587,368	28.8%	NM %	$2,625,328	$736,800	$1,888,528	NM %
Restructured loans	163,358	30,787	132,571	NM	NM	163,358	27,816	135,542	NM

Total nonperforming loans	2,788,686	2,068,747	719,939	34.8	NM	2,788,686	764,616	2,024,070	NM
Other real estate owned (OREO)	334,519	244,906	89,613	36.6	NM	334,519	100,973	233,546	NM
Other repossessed assets	13,203	6,340	6,863	NM	NM	13,203	7,250	5,953	82.1

Total nonperforming assets	$3,136,408	$2,319,993	$816,415	35.2%	NM %	$3,136,408	$872,839	$2,263,569	NM %

Allowance for loan and lease losses	$1,829,400	$1,545,340	$284,060	18.4%	73.5%	$1,829,400	$1,050,362	$779,038	74.2%

[1]	Multiply percentage change by 4 to calculate sequential annualized change.
[2]	”NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

YEAR-TO-DATE COMPARISON - ACTUAL

APPENDIX B TO THE EARNINGS RELEASE, continued

(Dollars in thousands) (Unaudited)

	Six Months Ended
	June 30 2008	June 30 2007	Increase/ (Decrease)
			Amount	% [1]
STATEMENTS OF INCOME

NET INTEREST INCOME	$2,296,583	$2,359,843	($63,260)	(2.7)%
Provision for loan losses	1,008,049	161,121	846,928	NM

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,288,534	2,198,722	(910,188)	(41.4)

NONINTEREST INCOME
Service charges on deposit accounts	442,135	385,879	56,256	14.6
Trust and investment management income	318,421	338,938	(20,517)	(6.1)
Retail investment services	146,064	135,328	10,736	7.9
Other charges and fees	256,812	236,495	20,317	8.6
Investment banking income	116,407	112,156	4,251	3.8
Trading account profits/(losses) and commissions	(21,088)	106,638	(127,726)	NM
Card fees	152,327	132,775	19,552	14.7
Mortgage production related income	149,057	55,667	93,390	NM
Mortgage servicing related income	61,646	80,930	(19,284)	(23.8)
Gain on sale or merger of Lighthouse interests	89,390	32,340	57,050	NM
Gain on Visa IPO	86,305	-	86,305	NM
Gain of sale of First Mercantile	29,648	-	29,648	NM
Net gain on sale/leaseback of premises	37,039	-	37,039	NM
Other noninterest income	117,148	179,950	(62,802)	(34.9)
Net securities gains/(losses)	489,201	236,432	252,769	NM

Total noninterest income	2,470,512	2,033,528	436,984	21.5

NONINTEREST EXPENSE
Employee compensation and benefits	1,427,040	1,409,613	17,427	1.2
Net occupancy expense	171,924	170,907	1,017	0.6
Outside processing and software	216,370	200,406	15,964	8.0
Equipment expense	103,386	103,232	154	0.1
Marketing and customer development	102,906	89,031	13,875	15.6
Amortization/impairment of intangible assets	85,450	48,446	37,004	76.4
Loss on extinguishment of debt	11,723	-	11,723	NM
VISA litigation	(39,124)	-	(39,124)	NM
Other noninterest expense	554,002	465,556	88,446	19.0

Total noninterest expense	2,633,677	2,487,191	146,486	5.9

INCOME BEFORE PROVISION FOR INCOME TAXES	1,125,369	1,745,059	(619,690)	(35.5)
Provision for income taxes	294,452	542,332	(247,880)	(45.7)

NET INCOME	830,917	1,202,727	(371,810)	(30.9)
Preferred dividends	12,089	14,882	(2,793)	(18.8)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$818,828	$1,187,845	($369,017)	(31.1)

REVENUE
Net interest income	$2,296,583	$2,359,843	($63,260)	(2.7)%

Taxable-equivalent adjustment	56,231	48,381	7,850	16.2

Net interest income - FTE	2,352,814	2,408,224	(55,410)	(2.3)
Noninterest income	2,470,512	2,033,528	436,984	21.5

Total revenue - FTE	$4,823,326	$4,441,752	$381,574	8.6

SELECTED AVERAGE BALANCES (Dollars in millions)

Average loans
Commercial-FTE	$36,987	$33,819	$3,168	9.4%
Real estate home equity lines	14,792	13,794	998	7.2
Real estate construction	11,961	13,571	(1,610)	(11.9)
Real estate 1-4 family	32,277	32,413	(136)	(0.4)
Real estate commercial	13,495	12,781	714	5.6
Credit card	795	387	408	NM
Consumer - direct	4,223	4,284	(61)	(1.4)
Consumer - indirect	7,541	8,115	(574)	(7.1)
Nonaccrual and restructured	2,156	667	1,489	NM

Total loans	$124,227	$119,831	$4,396	3.7%

Average deposits
Noninterest bearing deposits	$20,981	$22,166	($1,185)	(5.3)%
NOW accounts	21,872	19,944	1,928	9.7
Money market accounts	25,687	21,930	3,757	17.1
Savings	3,928	4,905	(977)	(19.9)
Consumer and other time	28,980	28,915	65	0.2

Total consumer and commercial deposits	101,448	97,860	3,588	3.7
Brokered and foreign deposits	15,268	25,341	(10,073)	(39.7)

Total deposits	$116,716	$123,201	($6,485)	(5.3)%

[1]	”NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

RETAIL AND COMMERCIAL LINE OF BUSINESS

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2008	June 30 2007	% Change[3]	June 30 2008	June 30 2007	% Change[3]
Statements of Income

Net interest income[1]	$642,474	$707,200	(9.2)%	$1,262,592	$1,410,714	(10.5)%
FTE adjustment	8,501	9,311	(8.7)	17,233	18,760	(8.1)

Net interest income - FTE	650,975	716,511	(9.1)	1,279,825	1,429,474	(10.5)
Provision for loan losses[2]	182,607	56,688	NM	363,349	105,382	NM

Net interest income after provision for loan losses - FTE	468,368	659,823	(29.0)	916,476	1,324,092	(30.8)

Noninterest income before securities gains/(losses)	345,051	301,239	14.5	669,012	597,563	12.0
Securities gains/(losses), net	-	-	-	-	3	(100.0)

Total noninterest income	345,051	301,239	14.5	669,012	597,566	12.0

Noninterest expense before amortization of intangible assets	628,203	631,498	(0.5)	1,241,367	1,256,558	(1.2)
Amortization of intangible assets	14,218	17,245	(17.6)	29,159	36,017	(19.0)

Total noninterest expense	642,421	648,743	(1.0)	1,270,526	1,292,575	(1.7)

Income before provision for income taxes	170,998	312,319	(45.2)	314,962	629,083	(49.9)
Provision for income taxes	51,805	103,461	(49.9)	93,488	208,992	(55.3)
FTE adjustment	8,501	9,311	(8.7)	17,233	18,760	(8.1)

Net income	$110,692	$199,547	(44.5)	$204,241	$401,331	(49.1)

Total revenue - FTE	$996,026	$1,017,750	(2.1)	$1,948,837	$2,027,040	(3.9)

Selected Average Balances

Total loans	$51,396,999	$51,467,349	(0.1)%	$50,891,138	$51,224,362	(0.7)%
Goodwill	6,139,892	6,139,260	-	6,142,224	6,136,539	0.1
Other intangible assets excluding MSRs	161,459	211,917	(23.8)	163,579	221,153	(26.0)
Total assets	59,161,979	58,994,607	0.3	58,701,307	58,896,038	(0.3)
Total deposits	81,174,182	80,574,355	0.7	80,975,187	80,824,425	0.2

Performance Ratios

Efficiency ratio	64.50%	63.74%		65.19%	63.77%
Impact of excluding amortization of intangible assets	(5.67)	(5.63)		(5.83)	(5.71)

Tangible efficiency ratio	58.83%	58.11%		59.36%	58.06%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WHOLESALE BANKING LINE OF BUSINESS

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2008	June 30 2007	% Change[3]	June 30 2008	June 30 2007	% Change[3]
Statements of Income

Net interest income[1]	$116,384	$135,679	(14.2)%	$242,175	$269,688	(10.2)%
FTE adjustment	15,259	11,078	37.7	29,350	21,142	38.8

Net interest income - FTE	131,643	146,757	(10.3)	271,525	290,830	(6.6)
Provision for loan losses[2]	10,981	15,587	(29.6)	23,257	18,395	26.4

Net interest income after provision for loan losses - FTE	120,662	131,170	(8.0)	248,268	272,435	(8.9)

Noninterest income before securities gains/(losses)	184,732	225,602	(18.1)	358,254	394,287	(9.1)
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	184,732	225,602	(18.1)	358,254	394,287	(9.1)

Noninterest expense before amortization of intangible assets	200,550	195,636	2.5	400,976	386,607	3.7
Amortization of intangible assets	122	122	-	244	244	-

Total noninterest expense	200,672	195,758	2.5	401,220	386,851	3.7

Income before provision for income taxes	104,722	161,014	(35.0)	205,302	279,871	(26.6)
Provision for income taxes	14,617	31,227	(53.2)	14,080	47,378	(70.3)
FTE adjustment	15,259	11,078	37.7	29,350	21,142	38.8

Net income	$74,846	$118,709	(37.0)	$161,872	$211,351	(23.4)

Total revenue - FTE	$316,375	$372,359	(15.0)	$629,779	$685,117	(8.1)

Selected Average Balances

Total loans	$33,753,195	$28,820,686	17.1%	$33,223,407	$29,201,194	13.8%
Goodwill	168,129	168,149	-	168,132	168,149	-
Other intangible assets excluding MSRs	681	1,157	(41.1)	741	1,221	(39.3)
Total assets	44,737,435	38,291,705	16.8	44,170,590	38,280,872	15.4
Total deposits	9,093,065	4,703,473	93.3	8,786,705	4,719,650	86.2

Performance Ratios

Efficiency ratio	63.43%	52.57%		63.71%	56.46%
Impact of excluding amortization of intangible assets	(0.42)	(0.29)		(0.42)	(0.33)

Tangible efficiency ratio	63.01%	52.28%		63.29%	56.13%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

MORTGAGE LINE OF BUSINESS

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2008	June 30 2007	% Change[3]	June 30 2008	June 30 2007	% Change[3]
Statements of Income

Net interest income[1]	$123,646	$134,382	(8.0)%	$254,276	$263,974	(3.7)%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	123,646	134,382	(8.0)	254,276	263,974	(3.7)
Provision for loan losses[2]	128,008	13,051	NM	226,263	23,260	NM

Net interest income/(loss) after provision for loan losses - FTE	(4,362)	121,331	NM	28,013	240,714	(88.4)

Noninterest income before securities gains/(losses)	109,873	136,932	(19.8)	247,003	175,415	40.8
Securities gains/(losses), net	(1,218)	-	-	(6,228)	-	-

Total noninterest income	108,655	136,932	(20.7)	240,775	175,415	37.3

Noninterest expense before amortization of intangible assets	256,231	196,410	30.5	475,758	347,973	36.7
Amortization of intangible assets	563	763	(26.2)	1,327	1,527	(13.1)

Total noninterest expense	256,794	197,173	30.2	477,085	349,500	36.5

Income/(loss) before provision/(benefit) for income taxes	(152,501)	61,090	NM	(208,297)	66,629	NM
Provision/(benefit) for income taxes	(61,377)	19,613	NM	(85,903)	18,259	NM
FTE adjustment	-	-	-	-	-	-

Net income/(loss)	($91,124)	$41,477	NM	($122,394)	$48,370	NM

Total revenue - FTE	$232,301	$271,314	(14.4)	$495,051	$439,389	12.7

Selected Average Balances

Total loans	$31,705,811	$29,447,549	7.7%	$31,851,320	$30,906,163	3.1%
Goodwill	276,568	276,635	-	276,575	276,310	0.1
Other intangible assets excluding MSRs	570	3,503	(83.7)	922	3,901	(76.4)
Total assets	42,307,385	47,866,726	(11.6)	43,098,260	46,076,712	(6.5)
Total deposits	2,449,481	2,378,640	3.0	2,259,889	2,086,942	8.3

Performance Ratios

Efficiency ratio	110.54%	72.67%		96.37%	79.54%
Impact of excluding amortization of intangible assets	(1.72)	(1.08)		(1.47)	(1.42)

Tangible efficiency ratio	108.82%	71.59%		94.90%	78.12%

Other Information

Production Data
Channel mix
Retail	$4,752,866	$6,767,535	(29.8)%	$10,110,273	$12,687,187	(20.3)%
Wholesale	3,226,782	6,447,113	(49.9)	7,431,405	12,019,225	(38.2)
Correspondent	1,357,553	4,745,579	(71.4)	3,527,155	8,080,169	(56.3)

Total production	$9,337,201	$17,960,227	(48.0)	$21,068,833	$32,786,581	(35.7)

Channel mix - percent
Retail	51%	38%		48%	39%
Wholesale	35	36		35	37
Correspondent	14	26		17	24

Total production	100%	100%		100%	100%

Purchase and refinance mix
Refinance	$4,063,567	$7,721,183	(47.4)	$10,778,853	$15,287,725	(29.5)
Purchase	5,273,634	10,239,044	(48.5)	10,289,980	17,498,856	(41.2)

Total production	$9,337,201	$17,960,227	(48.0)	$21,068,833	$32,786,581	(35.7)

Purchase and refinance mix - percent
Refinance	44%	43%		51%	47%
Purchase	56	57		49	53

Total production	100%	100%		100%	100%

Applications	$16,134,572	$24,369,784	(33.8)	$37,344,012	$48,868,769	(23.6)

Mortgage Servicing Data (End of Period)

Total loans serviced	$158,810,627	$150,456,415	5.6%
Total loans serviced for others	123,152,250	105,123,313	17.2
Net carrying value of MSRs	1,193,450	942,012	26.7
Ratio of net carrying value of MSRs to total loans serviced for others	0.969%	0.896%

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2008	June 30 2007	% Change[3]	June 30 2008	June 30 2007	% Change[3]
Statements of Income

Net interest income[1]	$83,688	$87,723	(4.6)%	$163,758	$177,787	(7.9)%
FTE adjustment	9	12	(25.0)	19	28	(32.1)

Net interest income - FTE	83,697	87,735	(4.6)	163,777	177,815	(7.9)
Provision for loan losses[2]	2,547	2,951	(13.7)	7,663	4,011	91.0

Net interest income after provision for loan losses - FTE	81,150	84,784	(4.3)	156,114	173,804	(10.2)

Noninterest income before securities gains/(losses)	269,119	250,194	7.6	600,468	535,927	12.0
Securities gains/(losses), net	(33)	65	NM	(28)	9	NM

Total noninterest income	269,086	250,259	7.5	600,440	535,936	12.0

Noninterest expense before amortization/impairment of intangible assets	233,315	242,869	(3.9)	470,813	506,870	(7.1)
Amortization/impairment of intangible assets	49,728	6,553	NM	54,514	10,216	NM

Total noninterest expense	283,043	249,422	13.5	525,327	517,086	1.6

Income before provision for income taxes	67,193	85,621	(21.5)	231,227	192,654	20.0
Provision for income taxes	23,508	31,727	(25.9)	83,180	70,667	17.7
FTE adjustment	9	12	(25.0)	19	28	(32.1)

Net income	$43,676	$53,882	(18.9)	$148,028	$121,959	21.4

Total revenue - FTE	$352,783	$337,994	4.4	$764,217	$713,751	7.1

Selected Average Balances

Total loans	$8,200,939	$8,026,076	2.2%	$8,045,532	$8,110,682	(0.8)%
Goodwill	329,282	304,262	8.2	331,086	314,363	5.3
Other intangible assets excluding MSRs	120,193	136,557	(12.0)	123,231	127,020	(3.0)
Total assets	9,049,218	8,940,523	1.2	8,927,369	9,000,934	(0.8)
Total deposits	9,789,285	9,869,892	(0.8)	9,791,854	9,827,249	(0.4)

Performance Ratios

Efficiency ratio	80.23%	73.79%		68.74%	72.45%
Impact of excluding amortization/impairment of intangible assets	(15.04)	(2.94)		(7.95)	(2.37)

Tangible efficiency ratio	65.19%	70.85%		60.79%	70.08%

Other Information (End of Period)

Assets under administration
Managed (discretionary) assets	$136,700,596	$139,149,853	(1.8)%
Non-managed assets	53,821,885	60,290,599	(10.7)

Total assets under administration	190,522,481	199,440,452	(4.5)

Brokerage assets	37,847,007	42,494,858	(10.9)
Corporate trust assets	2,145,296	7,941,416	(73.0)

Total assets under advisement	$230,514,784	$249,876,726	(7.7)

[1]

Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholders’ equity is not allocated to the lines of business at this time.

[2]	Provision for loan losses represents net charge-offs for the lines of business.
[3]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CORPORATE OTHER AND TREASURY

(Dollars in thousands)    (Unaudited)

	Three Months Ended					Six Months Ended
	June 30 2008		June 30 2007		% Change[2]	June 30 2008	June 30 2007	% Change[2]
Statements of Income

Net interest income	$190,524		$130,300		46.2%	$373,782	$237,680	57.3%
FTE adjustment	4,487		4,267		5.2	9,629	8,451	13.9

Net interest income - FTE	195,011		134,567		44.9	383,411	246,131	55.8
Provision for loan losses[1]	123,884		16,403		NM	387,517	10,073	NM

Net interest income after provision for loan losses - FTE	71,127		118,164		(39.8)	(4,106)	236,058	NM

Noninterest income before securities gains/(losses)	(45,552)		4,243		NM	106,574	93,904	13.5
Securities gains/(losses), net	551,038		236,347		NM	495,457	236,420	NM

Total noninterest income	505,486		240,590		NM	602,031	330,324	82.3

Noninterest expense before amortization of intangible assets	(4,501)		(40,123)		(88.8)	(40,687)	(59,263)	(31.3)
Amortization of intangible assets	104		221		(52.9)	206	442	(53.4)

Total noninterest expense	(4,397)		(39,902)		(89.0)	(40,481)	(58,821)	(31.2)

Income before provision for income taxes	581,010		398,656		45.7	638,406	625,203	2.1
Provision for income taxes	174,251		126,573		37.7	189,607	197,036	(3.8)
FTE adjustment	4,487		4,267		5.2	9,629	8,451	13.9

Net income	$402,272		$267,816		50.2	$439,170	$419,716	4.6

Total revenue - FTE	$700,497		$375,157		86.7	$985,442	$576,455	70.9

Selected Average Balances

Total loans	$134,914		$402,966		(66.5)%	$216,050	$388,104	(44.3)%
Securities available for sale	13,853,680		17,524,366		(20.9)	14,601,794	20,116,132	(27.4)
Goodwill	106,812	[4]	7,094		NM	53,763 [4]	7,672	NM
Other intangible assets excluding MSRs	4,381		4,957		(11.6)	4,433	5,073	(12.6)
Total assets	20,292,751		25,902,896		(21.7)	21,335,310	28,492,685	(25.1)
Total deposits (primarily brokered and foreign)	14,289,139		24,383,351		(41.4)	14,902,402	25,742,603	(42.1)

	June 30 2008		March 31 2008
Other Information

Duration of investment portfolio	5.6%		4.3%
Accounting net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	0.1%		0.4%
Instantaneous 100 bp decrease in rates over next 12 months	(0.3	) %	(1.0	) %

Economic net interest income interest rate sensitivity[3] :
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	(0.8	) %	(0.8	) %
Instantaneous 100 bp decrease in rates over next 12 months	0.6%		0.2%

[1]	Provision for loan losses includes net charge-offs for the lines of business and the difference between net charge-offs and consolidated provision for loan losses.
[2]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.
[3]

The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in margin.

[4]	Includes $144.8 million of Goodwill associated with the acquisition of GB&T Bancshares, Inc. on May 1, 2008. This Goodwill has not been allocated to the lines of business at this time.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED - SEGMENT TOTALS

(Dollars in thousands)    (Unaudited)

	Three Months Ended			Six Months Ended
	June 30 2008	June 30 2007	% Change[1]	June 30 2008	June 30 2007	% Change[1]
Statements of Income

Net interest income	$1,156,716	$1,195,284	(3.2)%	$2,296,583	$2,359,843	(2.7)%
FTE adjustment	28,256	24,668	14.5	56,231	48,381	16.2

Net interest income - FTE	1,184,972	1,219,952	(2.9)	2,352,814	2,408,224	(2.3)
Provision for loan losses	448,027	104,680	NM	1,008,049	161,121	NM

Net interest income after provision for loan losses - FTE	736,945	1,115,272	(33.9)	1,344,765	2,247,103	(40.2)

Noninterest income before securities gains/(losses)	863,223	918,210	(6.0)	1,981,311	1,797,096	10.3
Securities gains/(losses), net	549,787	236,412	NM	489,201	236,432	NM

Total noninterest income	1,413,010	1,154,622	22.4	2,470,512	2,033,528	21.5

Noninterest expense before amortization/impairment of intangible assets	1,313,798	1,226,290	7.1	2,548,227	2,438,745	4.5
Amortization/impairment of intangible assets	64,735	24,904	NM	85,450	48,446	76.4

Total noninterest expense	1,378,533	1,251,194	10.2	2,633,677	2,487,191	5.9

Income before provision for income taxes	771,422	1,018,700	(24.3)	1,181,600	1,793,440	(34.1)
Provision for income taxes	202,804	312,601	(35.1)	294,452	542,332	(45.7)
FTE adjustment	28,256	24,668	14.5	56,231	48,381	16.2

Net income	$540,362	$681,431	(20.7)	$830,917	$1,202,727	(30.9)

Total revenue - FTE	$2,597,982	$2,374,574	9.4	$4,823,326	$4,441,752	8.6

Selected Average Balances

Total loans	$125,191,858	$118,164,626	5.9%	$124,227,447	$119,830,505	3.7%
Goodwill	7,020,683	6,895,400	1.8	6,971,780	6,903,033	1.0
Other intangible assets excluding MSRs	287,284	358,091	(19.8)	292,906	358,368	(18.3)
Total assets	175,548,768	179,996,457	(2.5)	176,232,836	180,747,241	(2.5)
Total deposits	116,795,152	121,909,711	(4.2)	116,716,037	123,200,869	(5.3)

Performance Ratios

Efficiency ratio	53.06%	52.69%		54.60%	56.00%
Impact of excluding amortization/impairment of intangible assets	(2.49)	(1.05)		(1.77)	(1.09)

Tangible efficiency ratio	50.57%	51.64%		52.83%	54.91%

[1]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.